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                                                                    Exhibit 10.8

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                                Credit Agreement

                                   Dated as of

                                  July 21, 2003

                                      Among

                           Arthur J. Gallagher & Co.,

                          The Guarantors Party Hereto,

                             The Banks Party Hereto,

                                 Citibank, N.A.,
                              as Syndication Agent,

                                       and

                         Harris Trust and Savings Bank,
                           as Agent and Lead Arranger

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                                Table of Contents

              (This Table of Contents is not part of the Agreement)

                                                                            Page

Section 1.        The Credits..................................................1

   Section 1.1.   The Revolving Credit Commitments.............................1
   Section 1.2.   Letters of Credit............................................1
   Section 1.3.   Applicable Interest Rates....................................4
   Section 1.4.   Minimum Borrowing Amount for Revolving Loans.................4
   Section 1.5.   Manner of Borrowing, and Designating Interest
                  Rates Applicable to,Revolving Loans .........................4

Section 2.        The Swing Line...............................................6

   Section 2.1.   Swing Loans..................................................6
   Section 2.2.   Interest on Swing Loans......................................7
   Section 2.3.   Requests for Swing Loans.....................................7
   Section 2.4.   Refunding Loans..............................................7
   Section 2.5.   Participations...............................................7

Section 3.        General Provisions Applicable to All Loans; Reduction
                  of Commitments...............................................8

   Section 3.1.   Interest Periods.............................................8
   Section 3.2.   Default Rate on Revolving Loans..............................9
   Section 3.3.   Notes........................................................9
   Section 3.4.   Maturity of Loans...........................................10
   Section 3.5.   Prepayments.................................................10
   Section 3.6.   Funding Indemnity for Fixed Rate Loans......................10
   Section 3.7.   Commitment Terminations.....................................11

Section 4.        Fees; Place and Application of Payments.....................11

   Section 4.1.   Fees........................................................11
   Section 4.2.   Place and Application of Payments...........................12

Section 5.        Guaranties and Further Assurances...........................12

   Section 5.1.   Guaranties..................................................12
   Section 5.2.   Further Assurances..........................................12

Section 6.        Definitions; Interpretation.................................13

   Section 6.1.   Definitions.................................................13
   Section 6.2.   Interpretation..............................................23

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Section 7.        Representations and Warranties..............................23

   Section 7.1.   Organization and Qualification..............................23
   Section 7.2.   Subsidiaries................................................23
   Section 7.3.   Corporate Authority and Validity of Obligations.............24
   Section 7.4.   Use of Proceeds; Margin Stock...............................24
   Section 7.5.   Financial Reports...........................................24
   Section 7.6.   No Material Adverse Change..................................25
   Section 7.7.   Full Disclosure.............................................25
   Section 7.8.   Good Title..................................................25
   Section 7.9.   Litigation and Other Controversies..........................25
   Section 7.10.  Taxes.......................................................25
   Section 7.11.  Approvals...................................................25
   Section 7.12.  Affiliate Transactions......................................26
   Section 7.13.  Investment Company; Public Utility Holding Company..........26
   Section 7.14.  ERISA.......................................................26
   Section 7.15.  Compliance with Laws........................................26
   Section 7.16.  Other Agreements............................................26
   Section 7.17.  Labor Controversies.........................................26
   Section 7.18.  Insolvency..................................................27
   Section 7.19.  Not a Tax Shelter Transaction...............................27
   Section 7.20.  No Default..................................................27

Section 8.        Conditions Precedent........................................27

   Section 8.1.   Initial Credit Event........................................27
   Section 8.2.   All Credit Events...........................................28

Section 9.        Covenants...................................................29

   Section 9.1.   Maintenance of Business.....................................29
   Section 9.2.   Taxes and Assessments.......................................29
   Section 9.3.   Insurance...................................................29
   Section 9.4.   Financial Reports...........................................30
   Section 9.5.   Inspection..................................................31
   Section 9.6.   Net Worth...................................................32
   Section 9.7.   Cash Flow Leverage Ratio....................................32
   Section 9.8.   Interest Coverage Ratio.....................................32
   Section 9.9.   Liens.......................................................32
   Section 9.10.  Acquisitions................................................33
   Section 9.11.  Mergers, Consolidations and Sales...........................33
   Section 9.12.  ERISA.......................................................34
   Section 9.13.  Compliance with Laws........................................34
   Section 9.14.  Burdensome Contracts with Affiliates........................34
   Section 9.15.  No Changes in Fiscal Year...................................35
   Section 9.16.  Change in the Nature of Business............................35
   Section 9.17.  Assets and EBITDA of Guarantors.............................35

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Section 10.       Events of Default and Remedies..............................35

   Section 10.1.  Events of Default...........................................35
   Section 10.2.  Non-Bankruptcy Defaults.....................................37
   Section 10.3.  Bankruptcy Defaults.........................................37
   Section 10.4.  Collateral for Undrawn Letters of Credit....................38
   Section 10.5.  Notice of Default...........................................38
   Section 10.6.  Expenses....................................................38

Section 11.       Change in Circumstances.....................................38

   Section 11.1.  Change of Law...............................................38
   Section 11.2.  Unavailability of Deposits or Inability to
                  Ascertain, or Inadequacy of, Adjusted LIBOR.................39
   Section 11.3.  Increased Cost and Reduced Return...........................39
   Section 11.4.  Lending Offices.............................................41
   Section 11.5.  Discretion of Bank as to Manner of Funding..................41
   Section 11.6.  Replacement of Banks........................................41

Section 12.       The Agent...................................................41

   Section 12.1.  Appointment and Authorization of Agent......................41
   Section 12.2.  Agent and its Affiliates....................................42
   Section 12.3.  Action by Agent.............................................42
   Section 12.4.  Consultation with Experts...................................42
   Section 12.5.  Liability of Agent; Credit Decision.........................42
   Section 12.6.  Indemnity...................................................43
   Section 12.7.  Resignation of Agent and Successor Agent....................43
   Section 12.8.  L/C Issuer..................................................44
   Section 12.9.  Syndication Agent...........................................44

Section 13.       The Guaranties..............................................44

   Section 13.1.  The Guaranties..............................................44
   Section 13.2.  Guarantee Unconditional.....................................44
   Section 13.3.  Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances....................................45
   Section 13.4.  Subrogation.................................................45
   Section 13.5.  Waivers.....................................................46
   Section 13.6.  Limit on Recovery...........................................46
   Section 13.7.  Stay of Acceleration........................................46
   Section 13.8.  Benefit to Guarantors.......................................46
   Section 13.9.  Guarantor Covenants.........................................46

Section 14.       Miscellaneous...............................................46

   Section 14.1.  Withholding Taxes...........................................46
   Section 14.2.  No Waiver of Rights.........................................48
   Section 14.3.  Non-Business Day............................................48

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   Section 14.4.  Documentary Taxes...........................................48
   Section 14.5.  Survival of Representations.................................48
   Section 14.6.  Survival of Indemnities.....................................48
   Section 14.7.  Sharing of Set-Off..........................................48
   Section 14.8.  Notices.....................................................49
   Section 14.9.  Counterparts................................................49
   Section 14.10. Successors and Assigns......................................50
   Section 14.11. Participants................................................50
   Section 14.12. Assignment Agreements.......................................50
   Section 14.13. Amendments..................................................51
   Section 14.14. Headings....................................................52
   Section 14.15. Legal Fees, Other Costs and Indemnification.................52
   Section 14.16. Set Off.....................................................52
   Section 14.17. Entire Agreement............................................53
   Section 14.18. Governing Law...............................................53
   Section 14.19. Submission to Jurisdiction; Waiver of Jury Trial............53
   Section 14.20. Confidentiality.............................................53

Signature....................................................................55

Exhibits
   A     -    Form of Notice of Payment Request
   B     -    Form of Revolving Credit Note
   C     -    Form of Swing Line Note
   D     -    Form of Compliance Certificate
   E     -    Assignment Agreement

Schedule 1.2(a)  Existing L/Cs
Schedule 7.2     Existing Subsidiaries

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                                Credit Agreement

To each of the Banks signatory hereto

Ladies and Gentlemen:

     The undersigned, Arthur J. Gallagher & Co, a Delaware corporation (the "Borrower"), applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make available a three-year revolving credit for loans and letters of credit (the "Revolving Credit") and a swing line (the "Swing Line") for loans, in each case as described herein.

Section 1.   The Credits.

     Section 1.1. The Revolving Credit Commitments. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Revolving Loan" and collectively "Revolving Loans") in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of its Revolving Credit Commitment, on or after the Effective Date and before the Termination Date. The aggregate principal amount of all Revolving Loans, all Swing Loans and all L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 1.5(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Domestic Rate Loans or Eurocurrency Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

     Section 1.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby or commercial letters of credit (each a "Letter of Credit") for the account of the Borrower or for the account of the Borrower and one or more of its Subsidiaries in U.S. Dollars; provided that the aggregate amount of the L/C Obligations at any time outstanding shall not exceed the lesser of (i) L/C Commitment and (ii) the difference between the Revolving Credit Commitments in effect at such time and the aggregate principal amount of all Loans then outstanding. Notwithstanding anything herein to the contrary, the Existing L/Cs (all of which are listed and described on Schedule 1.2(a) hereto) shall each constitute a "Letter of Credit" herein for all purposes of the Agreement to the same extent, and with the same force and effect, as if such Existing L/Cs had been issued at the request of the Borrower under the Revolving Credit. Each Letter of Credit shall be issued by the L/C Issuer in the manner described above, but each Bank shall be obligated to reimburse the L/C Issuer for its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Bank pro rata in accordance with each Bank's Percentage.

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     (b)  Applications. At any time on or after the Effective Date and before the Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in U.S. Dollars, in a form satisfactory to the L/C Issuer, with expiration dates no later than the earliest of (i) 12 months from the date of issuance or (ii) 365 days after the Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Borrower and, if such Letter of Credit is for the account of one of its Subsidiaries, such Subsidiary for the relevant Letter of Credit in the form customarily prescribed by the L/C Issuer for the type of Letter of Credit, whether standby or commercial, requested (each an "Application"); provided, that with respect to any Letter of Credit with an expiration date that is later than the Termination Date, the Borrower shall deliver to the Agent no later than 20 days prior to the Termination Date cash collateral in an amount equal to the full amount then available for drawing under such Letter of Credit. Any such cash collateral required by this Section 1.2(b) shall be held by the Agent pursuant to the terms of Section 10.4 hereof. Notwithstanding anything contained in any Application to the contrary (i) the Borrower's obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section 4.1(b) hereof, (ii) except during the continuance of an Event of Default, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid until payment in full thereof at a rate per annum equal to the sum of 2% plus the Applicable Margin for Domestic Rate Loans plus the Domestic Rate from time to time in effect. The L/C Issuer will promptly notify the Banks of each issuance by it of a Letter of Credit. If the L/C Issuer issues any Letters of Credit with expiration dates that are automatically extended under the terms set forth in such Letter of Credit, then the L/C Issuer will give notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be later than 365 days after the Termination Date, (ii) the Commitments have been terminated or (iii) an Event of Default exists and the Required Banks have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letters of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 8.2 and the other terms of this Section
1.2. Without limiting the generality of the foregoing, the L/C Issuer's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of Section 8.2 and the other terms of this Section
1.2 and the L/C Issuer will not issue, amend or extend the expiration date of any Letter of Credit if any Bank notifies the L/C Issuer of any failure to satisfy or otherwise comply with such conditions and terms and directs the L/C Issuer not to take such action.

     (c) The Reimbursement Obligations. Subject to Section 1.2(b) hereof, the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that, if and as long as no Default or Event of Default exists and the other conditions in Section 8.2 hereof are satisfied, any Reimbursement Obligation outstanding on account of a drawing under a Letter of Credit shall automatically convert into a Borrowing of Domestic Rate Loans in an amount equal to such Reimbursement Obligation on the date such

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drawing occurs and the L/C Issuer shall notify the Agent and each Bank thereof, and each Bank shall thereupon fund its Domestic Rate Loan in such Borrowing in accordance with Sections 1.1 and 1.5 (except for any requirement that a Borrowing of Domestic Rate Loans be in a certain amount). If the conditions in Section 8.2 cannot be satisfied with respect to any drawing, then reimbursement of such drawing shall be made in U.S. Dollars in immediately available funds at the Agent's principal office in Chicago, Illinois or such other office as the Agent may designate in writing to the Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds) by no later than 1:00 p.m. (Chicago time) on the date when such drawing is paid or, if such drawing was paid after 11:30 a.m. (Chicago time), by the end of such day. If the Borrower does not make any such reimbursement payment on the date due and the Participating Banks fund their participations therein in the manner set forth in Section 1.2(d) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.2(d) below.

     (d) The Participating Interests. Each Bank (other than the Bank then acting as L/C Issuer in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Bank (a "Participating Bank"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in Section 1.2(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such certificate is received after such time, pay to the Agent for the account of the L/C Issuer an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Bank at a rate per annum equal to (i) from the date the related payment was made by the L/C Issuer to the date two Business Days after payment by such Participating Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the Domestic Rate in effect for each such day. Each such Participating Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Percentage thereof as a Bank hereunder.

     The several obligations of the Participating Banks to the L/C Issuer under this Section 1.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting the Borrower's obligations under each Application, to the extent the Borrower is relieved from its obligation to reimburse the L/C Issuer for a drawing under a Letter of Credit because of the L/C Issuer's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may

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have or have had against the Borrower, the L/C Issuer, any other Bank or any other Person whatsoever.

     (e) Indemnification. The Participating Banks shall, to the extent of their respective Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer's gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Banks under this Section 1.2(e) and all other parts of this Section 1.2 shall survive termination of this Agreement and of all other L/C Documents.

     Section 1.3. Applicable Interest Rates. (a) Domestic Rate Loans. Each Domestic Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin for Domestic Rate Loans plus the Domestic Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

     (b) Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Domestic Rate until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin for Eurocurrency Loans plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period. There shall not be more than ten Eurocurrency Loans outstanding at any one time.

     (c) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans and the other Obligations, and a reasonable determination thereof by the Agent shall be conclusive and binding except in the case of manifest error or willful misconduct.

     Section 1.4. Minimum Borrowing Amount for Revolving Loans. Each Borrowing of Domestic Rate Loans shall be in an amount not less than $1,000,000 and in integral multiples of $100,000, provided that a Borrowing of Domestic Rate Loans applied to pay a Reimbursement Obligation pursuant to Section 1.2(c) hereof shall be in an amount equal to such Reimbursement Obligation. Each Borrowing of Eurocurrency Loans shall be in an amount not less than $3,000,000 and, if greater, in integral multiple of $500,000.

     Section 1.5. Manner of Borrowing, and Designating Interest Rates Applicable to, Revolving Loans. (a) Notice to the Agent. The Borrower shall give notice to the Agent by no later than 11:00 a.m. (Chicago time) (i) at least three Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans and (ii) at least one

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Business Day before the date on which the Borrower requests the Banks to advance a Borrowing of Domestic Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to
Section 1.4's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue all or part of such Borrowing as Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower or convert all or part of such Borrowing into Domestic Rate Loans and (ii) if such Borrowing is of Domestic Rate Loans, on any Business Day, the Borrower may (subject to the notice requirements set forth herein) convert all or part of such Borrowing into Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing to the Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurocurrency Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurocurrency Loans into Domestic Rate Loans or of Domestic Rate Loans into Eurocurrency Loans must be given by no later than 11:00 a.m. (Chicago time) at least three Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative of the Borrower without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

     (b) Notice to the Banks. Not later than 12:00 Noon (Chicago time) on the date the Agent receives any notice from the Borrower pursuant to Section 1.5(a) above, the Agent shall give telephonic or telecopy notice to each Bank. The Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans.

     (c) Borrower's Failure to Notify. Any outstanding Borrowing of Domestic Rate Loans shall, subject to Section 8.2 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Agent within the period required by
Section 1.5(a) that it intends to convert such Borrowing into a Borrowing of Eurocurrency Loans or notifies the Agent within the period required by Section 3.5(a) that it intends to prepay such Borrowing. If the Borrower fails to give notice pursuant to Section 1.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans before the last day of its then current Interest Period within the period required by
Section 1.5(a) and has not notified the Agent within the period required by
Section 3.5 that it intends to prepay such Borrowing, such Borrowing shall

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automatically be converted into a Borrowing of Domestic Rate Loans, subject to
Section 8.2 hereof.

     (d) Disbursement of Revolving Loans. Not later than 11:00 a.m. (Chicago time) on the date of any requested advance of a new Borrowing of Eurocurrency Loans, and not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing of Domestic Rate Loans, subject to Section 8 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Agent in Chicago, Illinois. The Agent shall make Loans available to the Borrower at the Agent's principal office in Chicago, Illinois.

     (e) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Bank before the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Revolving Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 3.6 hereof, so that the Borrower will have no liability under such Section with respect to such payment; provided, that such repayment by the Borrower shall not be deemed to release or otherwise limit any claims or rights that the Borrower may have against any Bank for the failure to fund any Loans hereunder.

Section 2.   The Swing Line.

     Section 2.1. Swing Loans. Subject to all of the terms and conditions hereof, as part of the Revolving Credit, Harris Trust and Savings Bank ("Harris") agrees to make loans in U.S. Dollars to the Borrower under the Swing Line ("Swing Loans") which shall not in the aggregate at any time outstanding exceed the lesser of (i) the Swing Line Commitment or (ii) the difference between (x) the Revolving Credit Commitments in effect at such time and (y) the aggregate amount of all Loans and L/C Obligations outstanding at the time of computation. The Swing Line Commitment shall be available to the Borrower and may be availed of by the Borrower from time to time and borrowings thereunder may be repaid and used again during the period beginning on the Effective Date and ending on the Termination Date; provided that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. Each Swing Loan shall be in an amount not less than $500,000 and in integral multiples of $100,000.

     Section 2.2. Interest on Swing Loans. Each Swing Loan shall bear interest at the Domestic Rate or Harris' Quoted Rate, provided that if any Swing Loan is not paid when due (whether by lapse of time, acceleration or otherwise) such Swing Loan shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin for Domestic Rate Loans plus the interest rate which would otherwise be applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin for Domestic Rate Loans plus the Domestic Rate from time to time in effect. Interest on each Swing Loan shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand.

     Section 2.3. Requests for Swing Loans. The Borrower shall give Harris prior notice (which may be written or oral) no later than 3:00 p.m. (Chicago time) on the date upon which the Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan and the Interest Period selected therefor. Within 30 minutes after receiving such notice, Harris shall in its discretion quote an interest rate to the Borrower at which Harris would be willing to make such Swing Loan available to the Borrower for a given Interest Period (the rate so quoted for a given Interest Period being herein referred to as "Harris' Quoted Rate"). The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance, and if the Borrower does not so immediately accept Harris' Quoted Rate for the full amount requested by the Borrower for such Swing Loan, the Harris' Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the Domestic Rate. Subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Borrower on the date so requested at the offices of Harris in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding (i) the obligation of Harris to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) Harris shall not be obligated to make more than one Swing Loan during any one day.

     Section 2.4. Refunding Loans. In its sole and absolute discretion, Harris may at any time, on behalf of the Borrower (and the Borrower hereby irrevocably authorizes Harris to act on its behalf for such purpose) and with notice to the Borrower, request each Bank to make a Revolving Loan in the form of a Domestic Rate Loan in an amount equal to such Bank's Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless any of the conditions of Section 8.2 are not fulfilled on such date, each Bank shall make the proceeds of its requested Revolving Loan available to Harris, in immediately available funds, at Harris' principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay such outstanding Swing Loans.

     Section 2.5. Participations. If any Bank refuses or otherwise fails to make a Revolving Loan when requested by Harris pursuant to Section 2.4 above (because the conditions in Section 8.2 are not satisfied or otherwise), such Bank shall, by the time and in the manner such Revolving Loan was to have been funded to Harris, purchase from Harris an undivided participating interest in the relevant outstanding Swing Loans in an amount equal to its Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans, provided no purchase of a participation in a Swing Loan bearing interest at Harris' Quoted Rate need be made until after expiration of the Interest Period applicable thereto. Each Bank that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the relevant Swing Loan and of interest received thereon accruing from the date such Bank funded to Harris its participation in such Loan. The several obligations of the Banks under this
Section 2.5 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Bank may have or have had against the Borrower, any other Bank or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Bank, and each payment made by an Bank under this Section 2.5 shall be made without any offset, abatement, withholding or reduction whatsoever.

Section 3.   General Provisions Applicable to All Loans; Reduction of
             Commitments.

     Section 3.1. Interest Periods. As provided in Section 1.5(a) hereof in the case of Revolving Loans and in Section 2.3 in the case of Swing Loans, at the time of each request to advance, continue, or create by conversion a Borrowing of Loans (other than Domestic Rate Loans), the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Domestic Rate Loans, on the last day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter), (b) in the case of Eurocurrency Loans, one, two, three, or six months thereafter and (c) in the case of Swing Loans, on the date one to five days thereafter as mutually agreed by Harris and the Borrower; provided, however, that:

          (a) any Interest Period for a Borrowing of Revolving Loans consisting of Domestic Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

          (b) for any Borrowing of Revolving Loans consisting of Eurocurrency Loans or for any Swing Loan, the Borrower may not select an Interest Period that extends beyond the Termination Date;

          (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

          (d) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 3.2. Default Rate on Revolving Loans. Notwithstanding anything to the contrary contained in Section 1.3 hereof, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans owing by it at a rate per annum equal to:

          (a) for any Domestic Rate Loan or any Swing Loan bearing interest based on the Domestic Rate, the sum of two percent (2%) plus the Applicable Margin for Domestic Rate Loans plus the Domestic Rate from time to time in effect; and

          (b) for any Swing Loan bearing interest at Harris' Quoted Rate or any Eurocurrency Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Applicable Margin for Domestic Rate Loans plus the Domestic Rate from time to time in effect;

provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Agent, acting at the request or with the consent of the Required Banks, with written notice to the Borrower (which notice may be revoked at the direction of the Required Banks notwithstanding any provision of Section 14.13 requiring the unanimous consent of the Banks to reduce interest rates). While any Event of Default exists or after acceleration, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.

     Section 3.3. Notes. (a) Revolving Credit Notes. The Revolving Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit B hereto. Each such promissory note is hereinafter referred to as a "Revolving Credit Note" and collectively such promissory notes are referred to as the "Revolving Credit Notes."

     (b) Swing Line Note. All Swing Loans made to the Borrower by Harris shall be evidenced by a single promissory note of the Borrower issued to Harris in the form of Exhibit C hereto (the "Swing Line Note"), such Swing Line Note to be payable to the order of Harris in the principal amount of its Swing Line Commitment and otherwise in the form of Exhibit C hereto.

     (c) Notes Generally. Each Bank shall record on its books and records or on a schedule to the appropriate Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Fixed Rate Loan, the Interest Period and interest rate applicable thereto.The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 3.4. Maturity of Loans. Each Revolving Loan shall mature and become due and payable by the Borrower on the Termination Date. Each Swing Loan shall mature and become due and payable by the Borrower on the last day of the Interest Period applicable thereto.

     Section 3.5. Prepayments. The Borrower may prepay without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is of Domestic Rate Loans, in an amount not less than $1,000,000 and in integral multiples of $100,000, (ii) if such Borrowing is of Eurocurrency Loans, in an amount not less than $1,000,000 and (iii) in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.4 hereof remains outstanding) any Borrowing of Eurocurrency Loans upon three Business Days' prior notice to the Agent or, in the case of a Borrowing of Domestic Rate Loans, notice delivered to the Agent no later than 11:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment and, in the case of Eurocurrency Loans, any compensation required by
Section 3.6 hereof. Swing Loans bearing interest at Harris' Quoted Rate may only be paid on the last day of the Interest Period then applicable to such Loans. The Agent will promptly advise each Bank of any such prepayment notice it receives from the Borrower. Any amount of Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     Section 3.6. Funding Indemnity for Fixed Rate Loans. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank as a result of:

          (a) any payment, prepayment or conversion of a Fixed Rate Loan on a date prior to the last day of its Interest Period,

          (b) any failure (because of a failure to meet the conditions of Section 8 or otherwise) by the Borrower to borrow or continue a Fixed Rate Loan, or to convert a Domestic Rate Loan into a Fixed Rate Loan, on the date specified in a notice given pursuant to Section 1.5(a) or 2.3 or established pursuant to
Section 1.5(c) hereof, or

          (c) any acceleration of the maturity of a Fixed Rate Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive if reasonably determined.

     Section 3.7. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five Business Days' prior written notice to the Agent, to terminate the Revolving Credit Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000, and (ii) allocated ratably among the Banks in proportion to their respective Percentages, provided that (i) the Revolving Credit Commitments may not be reduced to an amount less than the sum of the Original Dollar Amount of all Revolving Loans, all Swing Loans and all L/C Obligations issued and outstanding, (ii) any reduction of the Revolving Credit Commitments shall automatically reduce the L/C Commitment by a proportionate amount and
(iii) any reduction of the Revolving Credit Commitments to an amount less than the Swing Line Commitment shall automatically reduce the Swing Line Commitment to such amount as well. The Borrower shall have the right at any time and from time to time, by notice to the Agent, to terminate the L/C Commitment without premium or penalty, in whole or in part. Any such termination of the L/C Commitment shall not reduce the Revolving Credit Commitments unless the Borrower elects to do so in the manner provided in the preceding sentence. The Agent shall give prompt notice to each Bank of any such termination of Commitments. Any termination of Commitments pursuant to this Section 3.7 may not be reinstated.

Section 4.  Fees; Place and Application Of Payments.

     Section 4.1. Fees. (a) Facility Fee. For the period from the Effective Date to but not including the Termination Date, the Borrower shall pay to the Agent, for the ratable benefit of the Banks in accordance with their Percentages, a facility fee accruing at the rate per annum equal to the Applicable Margin for Facility Fee on the average daily amount of the Revolving Credit Commitments whether or not in use. Such facility fee shall be payable quarterly in arrears on the last day of each calendar quarter in each year (commencing September 30, 2003) and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

     (b) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.2 hereof, the Borrower shall pay to the L/C Issuer for its own account an issuance fee equal to 1/8 of 1% (0.125%) of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each calendar quarter (commencing September 30, 2003) the Borrower shall pay to the Agent, for the ratable benefit of the Banks in accordance with their Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin for Eurocurrency Loans in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Borrower shall pay to the L/C Issuer for its own account (i) the L/C Issuer's standard issuance fee for each Letter of Credit and
(ii) the L/C Issuer's standard
drawing, negotiation, amendment, and other administrative fees for each Letter of Credit (whether a Commercial Letter of Credit or Standby Letter of Credit). All the standard fees set forth in the preceding sentence shall be retained by the L/C Issuer for its own account (such standard fees referred to in the clauses (i) and (ii) of the preceding sentence may be established by the L/C Issuer from time to time).

     (c) Closing Fees. On the Effective Date, the Borrower shall pay to the Agent, for the benefit of the Banks, the up front fees due to the Banks as heretofore agreed.

     (d) Agent Fees. The Borrower shall pay to the Agent the fees agreed to between the Agent and the Borrower pursuant to a separate written letter agreement dated as of May 28, 2003.

     (e) Fee Calculations. All fees payable under this Section 4.1 shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

     Section 4.2. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other amounts payable by the Borrower under this Agreement, shall be made by the Borrower to the Agent by no later than 1:00 p.m. (Chicago time) on the due date thereof at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) or, if such payment is on a Reimbursement Obligation, no later than provided by
Section 1.3(c) hereof. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or commitment fees ratably to the Banks, in each case to be applied in accordance with the terms of this Agreement.

Section 5.  Guaranties and Further Assurances.

     Section 5.1. Guaranties. The payment and performance of the Obligations shall at all times be guaranteed by each direct Material Wholly-Owned Domestic Subsidiary of the Borrower (each, a "Guarantor") pursuant to Section 13 hereof or pursuant to one or more Additional Guarantor Supplements delivered to the Agent, as the same may be amended, modified or supplemented from time to time (individually, a "Guaranty" and, collectively, the "Guaranties"); provided, however, that direct Material Wholly-Owned Domestic Subsidiaries created or arising after the date hereof shall not be required to become Guarantors so long as the financial statements delivered to the Agent pursuant to Section 9.4 hereof for the most recently completed fiscal quarter demonstrate that the Borrower is in compliance with Section 9.17 hereof.

     Section 5.2. Further Assurances. The Borrower agrees that it shall, and shall cause each Domestic Subsidiary to, from time to time at the request of the Agent or the Required Banks, execute and deliver such documents and do such acts and things as the Agent or the Required Banks may reasonably request in order to provide for the Guaranties contemplated by this

Section 5. Subject to Section 5.1 hereof, in the event the Borrower or any Subsidiary forms or acquires any direct Material Wholly-Owned Domestic Subsidiary after the date hereof or any Subsidiary becomes a direct Material Wholly-Owned Domestic Subsidiary after the date hereof, the Borrower shall promptly cause such newly existing direct Material Wholly-Owned Domestic Subsidiary to execute a Guaranty, and the Borrower shall also deliver to the Agent, or cause such direct Material Wholly-Owned Domestic Subsidiary to deliver to the Agent, at the Borrower's cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Agent in connection therewith.

Section 6.  Definitions; Interpretation.

     Section 6.1. Definitions. The following terms when used herein have the following meanings:

     "Account" is defined in Section 10.4(b) hereof.

     "Additional Guarantor Supplement" means an agreement in the form attached hereto as Exhibit F or such other form acceptable to the Agent.

     "Adjusted LIBOR" means a rate per annum determined in accordance with the following formula:

                                           LIBOR
      Adjusted LIBOR =  ----------------------------------------------
                            1 - Eurocurrency Reserve Percentage

"Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. "LIBOR" means, for an Interest Period for a Borrowing of Eurocurrency Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the average rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurocurrency Loan scheduled to be made by the Agent as part of such Borrowing. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the appropriate Telerate Page as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period. "Telerate Page" means the display designated on the Telerate Service (or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits of U.S. Dollar deposits (currently displayed on Page 3750).

     "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 10% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Agent" means Harris Trust and Savings Bank in its capacity as administrative agent hereunder for the Banks and any successor pursuant to
Section 12.7 hereof.

     "Applicable Margin" means, with respect to Loans, Reimbursement Obligations, and the facility fees and letter of credit fees payable under
Section 4.1 hereof until the first Pricing Date, the rates per annum shown opposite Level I below, and thereafter from one Pricing Date to the next, the Applicable Margin means the rates per annum determined in accordance with the following schedule:

                                                                                  Applicable Margin
                                         Applicable Margin    Applicable Margin     for Letter of      Applicable Margin
           Cash Flow Leverage Ratio      for Domestic Rate    for Eurocurrency    Credit Fee shall     for Facility Fee
Level       for such Pricing Date         Loans shall be:      Loans Shall Be:            be:              Shall Be:

III      Greater than or equal to 1.5
          to 1.0                                      0.00%                1.00%               1.00%                0.20%

II       Less than 1.5 to 1.0, but
          greater than or equal to 1.0
          to 1.0                                      0.00%                0.80%               0.80%                0.15%

I        Less than 1.0 to 1.0                         0.00%               0.575%              0.575%               0.125%

For purposes hereof, the term "Pricing Date" means, for any fiscal quarter of the Borrower ending on or after September 30, 2003, the date on which the Agent is in receipt of the Borrower's most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 9.4 hereof. The Applicable Margin shall be established based on the Cash Flow Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall become retroactively effective as of the first day of such fiscal quarter and shall remain in effect until the next Pricing Date, subject to retroactive adjustment for the period from the last day of such fiscal quarter to such Pricing Date pursuant to this section. If the Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 9.4 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., the Cash Flow Leverage Ratio shall be deemed to be greater than 1.50 to 1.0). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date, subject to retroactive adjustment as provided above. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the first day of the fiscal quarter in which such Pricing Date occurs and which is immediately after the end of the fiscal quarter covered by such financial statements until the next redetermination as set forth above. Each determination of the Applicable Margin made by the Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Banks if reasonably determined.

     "Application" is defined in Section 1.2(b) hereof.

     "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 8.1(f) hereof, or on any update of such list provided by the Borrower to the Agent, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Agent.

     "Bank" means and includes each financial institution party hereto and the other financial institutions from time to time party to this Agreement, including each assignee Bank pursuant to Section 14.12 hereof.

     "Borrower" is defined in the first paragraph of this Agreement.

     "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Revolving Loans are made and maintained ratably from each of the Banks according to their Percentages. A Borrowing is: "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower; "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing; and "converted" when such Borrowing is changed from one type of Loan to another, all as requested by the Borrower pursuant to Section 1.5(a) hereof.

     "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which banks are dealing in deposits in U.S. Dollars in the interbank market in London, England.

     "Capital Lease" means any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease as determined in accordance with GAAP.

     "Cash Flow Leverage Ratio" means, as of any time the same is to be determined, the ratio of (a) Funded Debt as of the last day of the most recent four fiscal quarters then ended minus Excess Cash as of the last day of the same such period to (b) EBITDA for the same most recent four fiscal quarters then ended.

     "Change in Control" means and includes any of the following:

          (a) any person or group (within the meaning of Sections 13(d)(2) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the Voting Stock of the Borrower; or

          (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower, together with any new directors whose election by the Board of Directors of the Borrower or nomination for election by the Borrower's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason other than death or disability to constitute at least a majority of the directors then in office; or

          (c) the stockholders of the Borrower shall approve the sale of all or substantially all of the assets of the Borrower or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Commercial Letter of Credit" means a Letter of Credit that finances a commercial transaction by paying part or all of the purchase price for goods against delivery of a document of title covering such goods and any other required documentation.

     "Commitments" means the Revolving Credit Commitments, the Swing Line Commitment and the L/C Commitment.

     "Compliance Certificate" means a written certificate in the form of Exhibit D hereto.

     "Controlled Group" means, with respect to the Borrower, all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurocurrency Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Domestic Rate" means for any day the greater of:

          (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, as in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; or

          (ii) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in an amount comparable to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1%.

     "Domestic Rate Loan" means a Revolving Loan bearing interest prior to maturity at a rate specified in Section 1.3(a) hereof.

     "Domestic Subsidiary" means each Subsidiary of the Borrower which is organized under the laws of the United States of America or any State thereof.

     "EBIT" means, for any Person and with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period and (b) federal, state, and local income taxes for such period.

     "EBITDA" means, for any Person and with reference to any period, EBIT for such period plus all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of such Person and its subsidiaries.

     "Effective Date" means the date on which the Agent has received signed counterpart signature pages of this Agreement from each of the signatories (or, in the case of a Bank, confirmation that such Bank has executed such a counterpart and dispatched it for delivery to the Agent) and the documents required by Section 8.1 hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

     "Eurocurrency Loan" means a Revolving Loan bearing interest prior to maturity at the rate specified in Section 1.3(b) hereof.

     "Event of Default" means any of the events or circumstances specified in
Section 10.1 hereof.

     "Excess Cash" means, as of any date the same is to be determined, all cash on the books of the Borrower and its Domestic Subsidiaries in excess of $25,000,000 excluding restricted cash.

     "Existing Credit Agreement" means that certain Credit Agreement dated as of September 11, 2000 among the Borrower, AJG Financial Services, Inc., Harris Trust and Savings Bank, individually and as agent, and the other lenders party thereto, as amended from time to time.

     "Existing L/Cs" means the outstanding letters of credit issued by Harris prior to the date hereof, all of which are listed and described on Schedule 1.2(a) hereof.

     "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Domestic Rate.

     "Fixed Rate Loans" means Swing Loans bearing interest at Harris' Quoted Rate and Eurocurrency Loans, unless the context in which such term is used shall otherwise require.

     "Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries on a consolidated basis at such time plus all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Borrower or any of its Subsidiaries or which the Borrower or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Borrower or any of its Subsidiaries has otherwise assured a creditor against loss.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the Borrower's most recent financial statements furnished to the Banks pursuant to Section 7.5 hereof.

     "Guarantor" is defined in Section 5.1(a) hereof.

     "Guaranty" is defined in Section 5.1(a) hereof.

     "Harris" is defined in Section 2.1 hereof.

     "Harris' Quoted Rate" is defined in Section 2.3 hereof.

     "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than (a) trade accounts payable arising in the ordinary course of business which are not more than 90 days past due and (b) obligations to make earn-out payments in stock, or in cash or stock at the Borrower's option, pursuant to acquisitions occurring prior to the date of this Agreement or permitted under this Agreement), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person and (v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money, excluding, in each case, indebtedness which is non-recourse to such Person and its subsidiaries.

     "Interest Coverage Ratio" means, as of any time the same is to be determined, the ratio of (a) EBIT for the four fiscal quarter period most recently ended to (b) Interest Expense during the same such four fiscal quarter period.

     "Interest Expense" means, for any Person and with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of such Person and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP excluding incremental interest charges resulting from consolidation under FIN 46.

     "Interest Period" is defined in Section 3.1 hereof.

     "L/C Commitment" means $75,000,000, as such amount may be reduced pursuant to the terms hereof.

     "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

     "L/C Issuer" means Harris Trust and Savings Bank or any other Bank or Banks selected by the Borrower and reasonably acceptable to the Agent.

     "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

     "Lending Office" is defined in Section 11.4 hereof.

     "Letter of Credit" is defined in Section 1.2(a) hereof.

     "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Loan" means and includes each Revolving Loan and Swing Loan; and the term "type" of Loan refers to its status as a Revolving Loan or a Swing Loan, or, if a Revolving Loan, to its status as a Domestic Rate Loan or Eurocurrency Loan.

     "Loan Documents" means this Agreement, the Notes, the Applications, the Letters of Credit, the Guaranties and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

     "Material" means, with respect to any Subsidiary, a Subsidiary whose assets or EBITDA represent more than 10% of the assets or EBITDA of the Borrower and its Subsidiaries on a consolidated basis.

     "Material Adverse Effect" means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower and its Subsidiaries, taken as a whole to perform their obligations under this Agreement, the Notes, the Applications, the Letters of Credit or the Guaranties, as applicable, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower and its Subsidiaries, taken as a whole of this Agreement, the Notes, the Applications, the Letters of Credit or the Guaranties, as applicable, or the rights and remedies of the Agent, the L/C Issuer or the Banks thereunder.

     "Net Income" means, for any Person and with reference to any period, the net income (or net loss) of such Person and its subsidiaries for such period as computed on a consolidated basis in accordance with GAAP, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income.

     "Net Worth" means, at any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on the balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Non-Guarantor Subsidiary" means any Subsidiary that is not a Guarantor.

     "Notes" means and includes Revolving Credit Notes and the Swing Line Note, unless the context in which such term is used shall otherwise require.

     "Obligations" means all obligations of the Borrower to pay principal and interest on the Loans and the L/C Obligations, all fees and charges payable hereunder, and all other payment obligations of the Borrower, and either of them, arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

     "Overnight Eurocurrency Rate" means the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16 of 1%)) at which overnight or weekend deposits of the appropriate currency for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period and in an amount comparable to the unpaid principal amount of the drawing (or, if the Agent is not placing deposits in such currency in the interbank market, then the Agent's cost of funds in such currency for such period).

     "Participating Bank" is defined in Section 1.2(d) hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

     "Percentage" means, for each Bank, the percentage of the Revolving Credit Commitments represented by such Bank's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Bank (including through participation interests in L/C Obligations outstanding under the Revolving Credit and Swing Loans) of the aggregate principal amount of all Revolving Loans, Swing Loans and L/C Obligations then outstanding.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Reimbursement Obligation" is defined in Section 1.2(c) hereof.

     "Required Banks" means, as of the date of determination thereof, Banks holding at least 51% of the Percentages.

     "Revolving Credit" is defined in the first paragraph of this Agreement.

     "Revolving Credit Commitment" means, as to any Bank, the obligation of such Bank to make Revolving Loans and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on its signature page hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The

Borrower and the Banks acknowledge and agree that the Revolving Credit Commitments of the Banks aggregate $250,000,000 on the date hereof.

     "Revolving Credit Note" is defined in Section 3.3(a) hereof.

     "Revolving Loan" is defined in Section 1.1 hereof.

     "SEC" means the U.S. Securities and Exchange Commission or any successor thereto.

     "Set-Off" is defined in Section 14.7 hereof.

     "Standby Letter of Credit" means a Letter of Credit that is not a Commercial Letter of Credit.

     "subsidiary" means, as to any particular parent corporation, any corporation or other Person more than 50% of the Voting Stock of which is at the time directly or indirectly owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Borrower.

     "Swing Line Commitment" means $30,000,000, as such amount may be reduced pursuant to the terms hereof.

     "Swing Line Note" is defined in Section 3.3(b) hereof.

     "Swing Loans" is defined in Section 2.1 hereof.

     "Syndication Agent" means Citibank, N.A.

     "Termination Date" means July 20, 2006.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

     "Voting Stock" means, with respect to any Person, the capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

     "Welfare Plan" means a "welfare plan", as defined in Section 3(1) of ERISA.

     "Wholly-Owned" means, with respect to any Subsidiary, a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly-Owned Subsidiaries of the Borrower within the meaning of this definition.

     Section 6.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

Section 7.  Representations and Warranties.

     The Borrower hereby represents and warrants to the Agent and each Bank as follows:

     Section 7.1. Organization and Qualification. The Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, has full corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

     Section 7.2. Subsidiaries. Each Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect. Schedule 7.2 (as the same may be amended from time to time by the Borrower's delivery to the Agent of an updated
Schedule 7.2) hereto identifies (i) each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and its Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding and (ii) each direct Material Wholly-Owned Domestic Subsidiary. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 7.2 (as amended from time to time) as owned by the Borrower or any of its Subsidiaries are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

     Section 7.3. Corporate Authority and Validity of Obligations. The Borrower has full corporate power and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations hereunder and under the other Loan Documents to which it is a party. Each Guarantor has full corporate power and authority to enter into this Agreement as a signatory hereto or pursuant to an Additional Guarantor Supplement and to perform all of its obligations hereunder. Each Loan Document to which the Borrower or any Guarantor is a party has been duly authorized, executed and delivered by the Borrower or such Guarantor, as the case may be, and constitutes the valid and binding obligation of the Borrower or such Guarantor enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law). No Loan Document, nor the performance or observance by the Borrower or any Guarantor of any of the matters and things herein or therein provided for, contravenes or constitutes a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any Guarantor or any provision of the charter, articles of incorporation or by-laws of the Borrower or any Guarantor or any covenant, indenture or agreement of or affecting the Borrower or any Guarantor or any of their respective Properties, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien on any Property of the Borrower or any Guarantor.

     Section 7.4. Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Loans and other extensions of credit made available hereunder to fund its general corporate and working capital purposes, to refinance existing indebtedness and for such other purposes as are consistent with all applicable laws and the terms hereof. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit hereunder will be used to purchase or carry margin stock or used in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

     Section 7.5. Financial Reports. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2002, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Ernst & Young LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2003, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the three months then ended, heretofore furnished to the Banks, fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except, in the case of such unaudited statements, for normal year-end audit adjustments). Except as previously disclosed in writing to the Agent, neither the Borrower nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 9.4 hereof.

     Section 7.6. No Material Adverse Change. Since March 31, 2003, except as previously disclosed in writing to the Agent, there has been no change in the condition (financial or otherwise) or business prospects of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

     Section 7.7. Full Disclosure. The written statements and information furnished to the Banks in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Banks to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Banks acknowledging that as to any projections furnished to the Banks, the Borrower only represents that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable.

     Section 7.8. Good Title. The Borrower and its Subsidiaries each have good and defensible title to their assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Banks, subject to no Liens other than such thereof as are permitted by Section
9.9 hereof.

     Section 7.9. Litigation and Other Controversies. Except as otherwise disclosed in the Borrower's financial statements heretofore delivered to the Agent, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     Section 7.10. Taxes. All federal, state and other material tax returns required to be filed by the Borrower and its Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower and its Subsidiaries or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid, except for any taxes, assessments, fees or charges being contested in good faith by appropriate proceeding and for which adequate reserves have been provided. Except as previously disclosed in writing to the Agent, the Borrower does not know of any proposed additional tax assessment against it or its Subsidiaries for which adequate provision in accordance with GAAP has not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower and its Subsidiaries have been made for all open years, and for its current fiscal period.

     Section 7.11. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower of this Agreement or any other Loan Document.

     Section 7.12. Affiliate Transactions. Neither the Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than transactions between the Borrower and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     Section 7.13. Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.14. ERISA. In respect of each Plan, the Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any material contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

     Section 7.15. Compliance with Laws. The Borrower and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     Section 7.16. Other Agreements. Neither the Borrower nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Borrower, any Subsidiary or any of their Properties, which default if uncured could reasonably be expected to have a Material Adverse Effect.

     Section 7.17. Labor Controversies. There are no labor controversies pending or threatened against the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

     Section 7.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the extensions of credit under this
Agreement: (a) neither the Borrower nor any Guarantor will (i) be "insolvent," within the meaning of such term as used in Section 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (ii) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or
(iii) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (b) the obligations of the Borrower and the Guarantors under the Loan Documents and with respect to the Loans and Letters of Credit will not be rendered avoidable under any Other Applicable Law. For purposes of this Section, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or obligations voidable by creditors, in each case as such law may be amended from time to time.

     Section 7.19. Not a Tax Shelter Transaction. The Borrower does not intend to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.

     Section 7.20. No Default. No Default or Event of Default has occurred and is continuing.

Section 8.  Conditions Precedent.

     The obligation of each Bank to advance, continue, or convert any Loan (other than the continuation of, or conversion into, a Domestic Rate Loan), or of the L/C Issuer to issue, extend the expiration date of or increase the amount of any Letter of Credit, shall be subject to the following conditions precedent:

     Section 8.1. Initial Credit Event. Before or concurrently with the initial Credit Event:

          (a) The Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

          (b) The Agent shall have received (i) for each Bank, such Bank's duly executed Revolving Credit Note dated the date hereof and otherwise in compliance with the provisions of Section 3.3(a) hereof and (ii) Harris' duly executed Swing Line Note of the Borrower dated the date hereof;

          (c) The Agent shall have received for each Bank the favorable written opinion of counsel to the Borrower and the Guarantors in form and substance satisfactory to the Agent and its counsel;

          (d) The Agent shall have received (i) an original certificate of good standing, for the Borrower and each Guarantor (to the extent applicable), certified as of a date not earlier than 30 days prior to the date hereof by the Secretary of State of such party's jurisdiction of organization and
     (ii) certificate or articles of incorporation, together with all amendments, and bylaws and any amendments thereto, for the Borrower and each Guarantor, certified by such party's Secretary or an Assistant Secretary;

          (e) The Agent shall have received copies of resolutions of the Borrower's and each Guarantor's Board of Directors authorizing the execution and delivery of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, together with specimen signatures of the persons authorized to execute such documents on behalf of the Borrower or such Guarantor, all certified in each instance by its Secretary or Assistant Secretary;

          (f) The Agent shall have received a list of the Borrower's Authorized Representatives;

          (g) The Agent shall have received evidence satisfactory to it that the indebtedness of the Borrower and AJG Financial Services, Inc. owing to Harris Trust and Savings Bank, The Northern Trust Company, LaSalle Bank N.A., Bank of America, N.A. and Citibank, N.A. pursuant to the Existing Credit Agreement (except for the Existing L/Cs which are to become Letters of Credit hereunder as set forth in Section 1.2 hereof), has been fully paid and satisfied and that the credit facilities extended by such lenders have been terminated;

          (h) The Agent shall have received the fees required by Section 4.1(c) and 4.1(d) hereof; and

          (i) All legal matters incident to the execution and delivery of the Loan Documents shall be reasonably satisfactory to the Banks.

     Section 8.2. All Credit Events. As of the time of each Credit Event hereunder:

          (a) In the case of a Borrowing of a Revolving Loan, the Agent shall have received the notice required by Section 1.5 hereof (including any deemed notice under Section 1.5(c)); in the case of a Swing Loan, Harris shall have received the notice required in Section 2.3 hereof; in the case of the issuance of any Letter of Credit, the L/C Issuer shall have received a duly completed Application for such Letter of Credit (along with the fees required by Section 4.1(b) hereof); in the case of an extension or increase in the amount of a Letter of Credit, the L/C Issuer shall have received a written request therefor (along with the fees required by Section 4.1(b) hereof) in a form acceptable to the L/C Issuer;

          (b) Each of the representations and warranties set forth in Section 7 hereof shall be true and correct in all material respects as of said time, taking into account any amendments to such Section made after the date of this Agreement in accordance with its provisions, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date;

          (c) No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

          (d) After giving effect to such Credit Event, the aggregate Original Dollar Amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding shall not exceed the Revolving Credit Commitments; and

          (e) Such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Bank (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System).

     Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in paragraphs (a) through (d), both inclusive, of this Section 8.2.

Section 9.  Covenants.

     The Borrower covenants and agrees that, so long as any Loan or any L/C Obligation is outstanding hereunder, or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:

     Section 9.1. Maintenance of Business. The Borrower shall, and shall cause each Subsidiary to, preserve and maintain its existence, and preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business; provided, however, that nothing in this Section 9.1 shall prohibit the dissolution, sale, transfer or other disposition of any Subsidiary which is otherwise permitted under Section 9.11 hereof.

     Section 9.2. Taxes and Assessments. The Borrower shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all material taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     Section 9.3. Insurance. The Borrower shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall upon written request furnish to the Agent and any Bank a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     Section 9.4. Financial Reports. The Borrower shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Agent, each Bank and their duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as the Agent may reasonably request (each Bank to have the right to require the Agent make such request); and without any request, the Borrower will furnish each of the following to the Agent, with sufficient copies for each Bank (which the Agent shall promptly distribute to each Bank) or, in lieu of furnishing any such item to the Agent, may at such time notify the Agent that such item has been posted to a website maintained by or on behalf of the Borrower and accessible to all of the Banks, such notification to inform the Agent of any information necessary to allow the Banks to access such item:

          (a) as soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of such period and the consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP (subject to normal year-end adjustments) and certified to by its President or Chief Financial Officer or Vice President and Treasurer;

          (b) as soon as available, and in any event within 90 days after the close of each annual accounting period of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of the period then ended and the consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an opinion thereon, unqualified as to scope and going-concern status, of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, selected by the Borrower and satisfactory to the Required Banks, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (c) within the period provided in subsection (b) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default with respect to Sections 9.6, 9.7, 9.8 and 9.17, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

          (d) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Borrower's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

          (e) promptly after the sending or filing thereof, a copies of all proxy statements, financial statements and reports which the Borrower sends to its shareholders, and copies of all regular, periodic and special reports and all registration statements which the Borrower files with the SEC or with any national securities exchange; and

          (f) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or of the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Agent and the Banks pursuant to subsections (a) and (b) of this Section shall be accompanied by a Compliance Certificate signed by the President, the Chief Financial Officer or the Vice President and Treasurer of the Borrower to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same. Such Compliance Certificate shall also (i) set forth the calculations supporting such statements in respect of Sections 9.6,
9.7 and 9.8 of this Agreement and (ii) contain a calculation of the Cash Flow Leverage Ratio for purposes of determining adjustments (if any) to the Applicable Margins.

     Section 9.5. Inspection. The Borrower shall, and shall cause each Subsidiary to, permit the Agent, each Bank and each of their duly authorized representatives and agents during normal business hours to visit and inspect any of the Properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Agent and such Bank the finances and affairs of the Borrower and of each Subsidiary) at such reasonable times and reasonable intervals as the Agent or any such Bank may designate.

     Section 9.6. Net Worth. The Borrower shall not at any time permit its Net Worth to be less than $400,000,000 plus 40% of Net Income for each calendar quarter (if positive for such quarter) completed as of the date of determination, commencing with the calendar quarter ending September 30, 2003.

     Section 9.7. Cash Flow Leverage Ratio. The Borrower shall not at any time permit its Cash Flow Leverage Ratio to be more than 2.00 to 1.0.

     Section 9.8. Interest Coverage Ratio. The Borrower shall not at any time permit its Interest Coverage Ratio to be less than 4.00 to 1.0.

     Section 9.9. Liens. The Borrower shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Borrower or such Subsidiary; provided, however, that the foregoing shall not apply to nor operate to prevent:

          (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

          (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

          (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $20,000,000 at any one time outstanding;

          (d) Liens on Property of the Borrower or any of its Subsidiaries created solely for the purpose of securing purchase money indebtedness or Capitalized Lease Obligations and, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Borrower or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property;

          (e) leases or subleases granted to others in the ordinary course of business and any interest or title of a lessor under any lease permitted by this Agreement;

          (f) customary rights of set off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code in favor of banks or other financial institution where the Borrower or any Subsidiary maintains deposits in the ordinary course of business;

          (g) Liens constituting encumbrances in the nature of zoning restrictions, condemnations, easements, encroachments, covenants, rights of way, minor defects, irregularities and rights or restrictions of record on the title or use of real property, which do not materially detract from the value of such property or materially impair the use thereof in the business of the Borrower or any Subsidiary; and

          (h) Liens other than those permitted by any of the foregoing subsections (a) through (g) provided such Liens do not at any time secure obligations exceeding 10% of Net Worth as then determined and computed.

     Section 9.10. Acquisitions. The Borrower shall not, nor shall it permit any Subsidiary to, acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent acquisitions of all or substantially all of the assets or business of any other Person or division thereof, or all or any part of the Voting Stock of or other equity interest in any Person (including as such an acquisition, any action to participate as a joint venturer in any joint venture or as a partner in any partnership), in each case if and so long as (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) after giving effect to such acquisition, the Borrower would have unused Revolving Credit Commitments in excess of $50,000,000 and, in the case of any acquisition in which the aggregate consideration is greater than $50,000,000, the Borrower shall have furnished to the Agent a certificate to that effect in form and substance reasonably satisfactory to the Agent, (iii) the Board of Directors or other governing body of such Person whose Property or Voting Stock or other equity interest is being so acquired has not opposed the terms of such acquisition and (iv) such acquisition involves a line of business which is complementary to the lines of business in which the Borrower or the Subsidiary, as the case may be, making such acquisition is engaged on the Effective Date.

     Section 9.11. Mergers, Consolidations and Sales. The Borrower shall not be a party to any merger or consolidation unless the Borrower is the surviving entity and no Default or Event of Default exists or would exist after giving effect to such merger or consolidation. The Borrower shall not, nor shall it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that so long as no Default or Event of Default exists this Section shall not apply to nor operate to prevent:

          (a) the sale or lease of inventory in the ordinary course of business;

          (b) the sale, transfer, lease or other disposition of Property of the Borrower and its Subsidiaries to one another;

          (c) the merger of any Subsidiary with or into the Borrower (with the Borrower being the surviving entity) or another existing or newly-formed Subsidiary;

          (d) the dissolution of any Subsidiary pursuant to a plan of dissolution requiring the conveyance or distribution of all or substantially all of the assets of such Subsidiary to the Borrower or to another existing or newly-formed Subsidiary;

          (e)  the dissolution, sale or transfer of any Non-Guarantor
     Subsidiary;

          (f) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

          (g) the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business; and

          (h) any other sale, transfer, lease or disposition of Property of the Borrower or any Subsidiary not described in the foregoing clauses (a) through (g) (including any disposition of Property as part of a sale and leaseback transaction) aggregating for the Borrower and its Subsidiaries not more than $200,000,000 during the term of this Agreement.

     Section 9.12. ERISA. The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Properties. The Borrower shall, and shall cause each Subsidiary to, promptly notify the Agent and each Bank of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan (other than a reportable event with respect to which the 30 day notice requirement is waived), (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

     Section 9.13. Compliance with Laws. The Borrower shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

     Section 9.14. Burdensome Contracts with Affiliates. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than transactions between the Borrower and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the

Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

     Section 9.15. No Changes in Fiscal Year. Neither the Borrower nor any Subsidiary shall change its fiscal year from its present basis without the prior written consent of the Required Banks, such consent not to be unreasonably withheld.

     Section 9.16. Change in the Nature of Business. The Borrower shall not, and shall not permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower and its Subsidiaries taken as a whole would be changed in any material respect from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date of this Agreement.

     Section 9.17. Assets and EBITDA of Guarantors. At no time during the term of this Agreement shall the aggregate of the assets directly owned by the Borrower and directly or indirectly owned by each Guarantor aggregate less than $1,000,000,000, measured, in each case, as of the end of the most recently completed fiscal quarter. At no time during the term of this Agreement shall the aggregate EBITDA of the Borrower and each Guarantor comprise less than (a) 85% of the consolidated EBITDA of the Borrower and its Subsidiaries or (b) $150,000,000, in each case, such EBITDA measured as of the end of the most recent fiscal quarter for the four fiscal quarter period ending on such date. For purposes of computing the Borrower's compliance with this Section 9.17 for the fiscal quarter ending June 30, 2003, the Borrower shall be permitted to add back to EBITDA the $28,900,000 non-cash write-off of investments taken by the Borrower in its third fiscal quarter of 2002.

Section 10. Events of Default and Remedies.

     Section 10.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

          (a) default (i) in the payment when due of the principal amount of any Loan or (ii) for a period of three Business Days in the payment when due of interest or fees or any part of any other Obligation payable by the Borrower hereunder or under any other Loan Document; or

          (b) default in the observance or performance of the Borrower's obligation to deliver cash collateral for Letters of Credit as required by
     Section 1.2(b) hereof; or

          (c) default for a period of one Business Day in the observance or performance of the Borrower's obligations under Section 9.4 hereof or default for a period of ten Business Days in the observance or performance of the Borrower's obligations under Section 9.17 hereof; or

          (d) default in the observance or performance of any covenant set forth in Sections 9.6, 9.7, 9.8, 9.10, 9.11, 9.12 or 9.16 hereof; or

          (e) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) written notice thereof is given to the Borrower by the Agent or any Bank; or

          (f) any representation or warranty made by the Borrower herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any Loan or other extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

          (g) default shall occur under any evidence of Indebtedness for Borrowed Money issued, assumed or guaranteed by the Borrower or any Subsidiary aggregating in excess of $10,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

          (h) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $10,000,000 shall be entered or filed against the Borrower or any Subsidiary or against any of their Property which remains unvacated, unbonded, unstayed or unsatisfied for a period of 30 days; or

          (i) the Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $2,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (or in the case of a Multiemployer Plan, a Plan with respect to which the Borrower's responsibility for Unfunded Vested Liabilities is in excess of $10,000,000) (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

          (j)  the occurrence of a Change of Control; or

          (k) the Borrower or any Material Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (ii) through (v) above, or
     (vii) fail to contest in good faith any appointment or proceeding described in Section 10.1(l) hereof; or

          (l) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Material Subsidiary or any substantial part of any of its Property, or a proceeding described in
     Section 10.1(k)(v) shall be instituted against the Borrower or any Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

     Section 10.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (k) or (l) of Section 10.1 hereof has occurred and is continuing, the Agent shall, if so directed by the Required Banks, by written notice to the Borrower: (a) terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); (b) declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) demand that the Borrower immediately pay to the Agent, subject to Section 10.4, the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Banks, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit.

     Section 10.3. Bankruptcy Defaults. When any Event of Default described in subsections (k) or (l) of Section 10.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Agent, subject to Section 10.4, the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Banks, and the Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

     Section 10.4. Collateral for Undrawn Letters of Credit. (a) If the payment or prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.2(b), Section 10.2 or Section 10.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

     (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Agent. The Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent, the L/C Issuer and the Banks. If and when requested by the Borrower, the Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Borrower to the Agent, the L/C Issuer or Banks; provided, however, that if (i) the Borrower shall have made payment of all such obligations referred to in subsection (a) above and (ii) no Letters of Credit remain outstanding hereunder, then the Agent shall repay to the Borrower any remaining amounts held in the Account.

     Section 10.5. Notice of Default. The Agent shall give notice to the Borrower under Section 10.1(c) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

     Section 10.6. Expenses. The Borrower agrees to pay to the Agent, for the account of the Agent and each Bank, and any other holder of any Note outstanding hereunder, all out-of-pocket expenses incurred or paid by the Agent and such Bank or any such holder, including attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Loan Documents.

Section 11. Change in Circumstances.

     Section 11.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any Bank shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Bank to make or continue to maintain Eurocurrency Loans, such Bank shall promptly give notice thereof to the Agent (which shall in turn promptly notify the Borrower and the other Banks) and such Bank's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans. The Borrower shall prepay on the last day of the Interest Period for any such affected Eurocurrency Loan, or within such earlier period as required by law upon demand from the affected Bank, the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon and all other amounts payable to the affected

Bank with respect thereto; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurocurrency Loans from such Bank by means of Domestic Rate Loans from such Bank, which Domestic Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

     Section 11.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, Adjusted LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

          (a) the Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable Adjusted LIBOR, or

          (b) the Required Banks determine and so advise the Agent that Adjusted LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurocurrency Loans or Loan for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurocurrency Loans in the currency so affected shall be suspended.

     Section 11.3. Increased Cost and Reduced Return. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency issued after the date hereof:

          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes, its Letters of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurocurrency Loans, issue Letters of Credit, or to participate therein, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurocurrency Loans, Letters of Credit, or participations therein or any other amounts due under this Agreement in respect of its Eurocurrency Loans, Letters of Credit, or participations therein, any Reimbursement Obligations owed to it, or its obligation to make Eurocurrency Loans, issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income or profits of such Bank or its Lending Office imposed by the jurisdiction in which such Bank or its lending office is incorporated, or in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes, its Letters of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurocurrency Loans, to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurocurrency Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. In the event any law, rule, regulation or interpretation described above is revoked, declared invalid or inapplicable or is otherwise rescinded, and as a result thereof a Bank is determined to be entitled to a refund from the applicable authority for any amount or amounts which were paid or reimbursed by the Borrower to such Bank hereunder, such Bank shall refund such amount or amounts to the Borrower without interest.

     (b) If any Bank or the Agent shall have determined that the adoption, after the date hereof, of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive issued after the date hereof regarding capital adequacy (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the applicable jurisdiction) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     (c) Each Bank that determines to seek compensation under this Section 11.3 shall notify the Borrower and the Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 11.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. The Borrower shall not be obligated to reimburse, compensate or indemnify any Bank with respect to a claim or any portion thereof to the extent such claim or portion thereof arose more than 120 days prior to the notice of such claim delivered pursuant to this Section 11.3(c).

     Section 11.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent.

     Section 11.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits of U.S. Dollars in the eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to Adjusted LIBOR for such Interest Period.

     Section 11.6. Replacement of Banks. If the Borrower is required pursuant to Section 11.3 or Section 14.1 hereof to make any additional payment to any Bank or if any Bank's obligation to make or continue, or to convert Domestic Rate Loans into, Eurocurrency Loans shall be suspended pursuant to Section 11.1 or Section 11.2 hereof, or if any Bank does not timely agree or consent, in writing, to any amendment or consent hereto or waiver of any provision hereof which is timely agreed or consented to by the Required Banks (any such Bank being hereinafter referred to as a "Replaced Bank"), then in such case, the Borrower may, upon at least five Business Days' notice to the Agent and to such Replaced Bank, designate a replacement lender (a "Replacement Bank") acceptable to the Agent in its reasonable discretion, to which such Replaced Bank shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Borrower and the Replaced Bank) of all amounts owed to such Replaced Bank under Section 11.3 or Section 14.1, assign all (but not less than all) of its rights, obligations, Loans and Commitments hereunder; provided, that all amounts (including amounts owed pursuant to Section 3.6 hereof) owed by the Borrower to such Replaced Bank hereunder (except liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) shall be paid in full as of the date of such assignment.

Section 12. The Agent.

     Section 12.1. Appointment and Authorization of Agent. Each Bank hereby appoints Harris Trust and Savings Bank as the Agent under the Loan Documents and hereby authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under the

Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

     Section 12.2. Agent and its Affiliates. The Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent under the Loan Documents. The term "Bank" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank. References in Section 1 hereof to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Bank.

     Section 12.3. Action by Agent. If the Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 9.4(f) hereof, the Agent shall promptly give each of the Banks written notice thereof. The Banks expressly agree that the Agent is not acting as a fiduciary of the Banks in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the Banks except as expressly set forth herein. The obligations of the Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 10.2 and 10.5 hereof. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank or the Borrower. In all cases in which this Agreement and the other Loan Documents do not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

     Section 12.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 12.5. Liability of Agent; Credit Decision. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in
Section 8 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Loan Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower and the Agent shall have no liability to any Bank with respect thereto.

     Section 12.6. Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section 12.6 shall survive termination of this Agreement.

     Section 12.7. Resignation of Agent and Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such notice of resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. The retiring Agent shall continue as Agent hereunder until a successor Agent has accepted appointment as Agent. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Agent under the Loan Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 12.8. L/C Issuer. The L/C Issuer shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith. The L/C Issuer shall have all of the benefits and immunities (i) provided to the Agent in this Section 12 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Section 12, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.

     Section 12.9. Syndication Agent . The Bank designated as Syndication Agent shall have no duties or responsibilities for the administration of this Agreement or the other Loan Documents. The Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Banks (and/or its or their Affiliates) as "syndication agents," "documentation agents," "arrangers," or other designations for purposes hereto, but such designation shall have no substantive effect, and such Banks and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section 13.  The Guaranties.

     Section 13.1. The Guaranties. To induce the Banks to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Agent and the Banks, the due and punctual payment of all present and future Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Notes, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof. In case of failure by the Borrower punctually to pay any Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower.

     Section 13.2. Guarantee Unconditional. The obligations of each Guarantor under this Section 13 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

          (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

          (c) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or of any other guarantor contained in any Loan Document;

          (d) the existence of any claim, set-off, or other rights which the Borrower or any other guarantor may have at any time against the Agent, any Bank, or any other Person, whether or not arising in connection herewith;

          (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any other guarantor, or any other Person or Property;

          (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower, regardless of what obligations of the Borrower remain unpaid;

          (g) any invalidity or unenforceability relating to or against the Borrower or any other guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable under the Loan Documents; or

          (h) any other act or omission to act or delay of any kind by the Agent, any Bank, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 13.

     Section 13.3. Discharge Only upon Payment in Full; Reinstatement in
Certain Circumstances. Each Guarantor's obligations under this Section 13 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Notes and all other amounts payable by the Borrower and the Guarantors under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable by the Borrower or any Guarantor under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or of any guarantor, or otherwise, each Guarantor's obligations under this Section 13 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     Section 13.4. Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the

Obligations shall have been paid in full subsequent to the termination of all the Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable by the Borrower hereunder and the other Loan Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent for the benefit of the Banks or be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

     Section 13.5. Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Bank, or any other Person against the Borrower, another guarantor, or any other Person.

     Section 13.6. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 13 shall not exceed $1.00 less than the lowest amount which would render such Guarantor's obligations under this Section 13 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

     Section 13.7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Banks.

     Section 13.8. Benefit to Guarantors. All of the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extension of credit hereunder.

     Section 13.9. Guarantor Covenants. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.

Section 14.  Miscellaneous.

     Section 14.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 14.1(b) hereof, each payment by the Borrower under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such taxes, penalties or interest, the Borrower shall reimburse the Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

     (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the earlier of the initial Credit Event and 30 days after the date hereof, two duly completed and signed copies of either Form W-8 BEN (or substantially similar substitute forms) or Form W-8ECI (or substantially similar substitute forms) of the United States Internal Revenue Service certifying such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement. Thereafter and from time to time, each Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower in a written notice, directly or through the Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Loan Documents or the Loans. All forms or amendments described in the preceding sentence shall certify that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form or amendment with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. For any period during which a Bank that is not a United States Person has failed to provide the Borrower with an appropriate form pursuant to this Section 14.1(b) (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under this Section 14.1 with respect to taxes imposed by the United States.

     (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 14.1 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     Section 14.2. No Waiver of Rights. No delay or failure on the part of the Agent or any Bank or on the part of any holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right. The rights and remedies hereunder of the Agent, the Banks and any holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 14.3. Non-Business Day. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

     Section 14.4. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect of any Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 14.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 14.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 3.6, Section 11.3 and Section 14.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Loans and all other Obligations.

     Section 14.7. Sharing of Set-Off. Each Bank agrees with each other Bank which is a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 14.7, amounts owed to or recovered by, the Agent in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the Agent as a Bank hereunder.

     Section 14.8. Notices. Except as otherwise specified herein, all notices under the Loan Documents shall be in writing (including telecopy or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Banks and the Agent shall be addressed to their respective addresses, telecopier or telephone numbers set forth on the signature pages hereof, and to the Borrower shall be addressed as follows:

                   Arthur J. Gallagher & Co.
                   The Gallagher Centre
                   Two Pierce Place
                   Itasca, Illinois  60143-3141
                   Attention: General Counsel
                   Telephone: (630) 285-3457
                   Telecopy: (630) 285-3483

                   with a copy to:

                   Arthur J. Gallagher & Co.
                   The Gallagher Centre
                   Two Pierce Place
                   Itasca, Illinois  60143-3141
                   Attention: Treasurer
                   Telephone: (630) 285-3536
                   Telecopy: (630) 285-4272

     Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 14.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered or (iii) if given by any other means, when delivered at the addresses specified in this Section 14.8 or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

     Section 14.9. Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

     Section 14.10. Successors and Assigns. This Agreement shall be binding upon the Borrower, the Guarantors and their respective successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations under any Loan Document without the written consent of all of the Banks. Except as otherwise provided for herein, no Guarantor may assign any of its rights or obligations under any Loan Document without the written consent of all the Banks.

     Section 14.11. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments and/or participations in Swing Loans held by such Bank at any time and from time to time to one or more other banks, insurance companies, commercial lenders and other financial institutions; provided that no such participation shall relieve any Bank of any of its obligations under this Agreement, and provided further that no such participant shall have any rights under this Agreement except as provided in this Section 14.11, and the Agent shall have no obligation or responsibility to such participant. Any party to which such a participation has been granted shall have the benefits of Section
3.6 and Section 11.3 hereof but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation would have been entitled to receive with respect to the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment or modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees accrue or other amounts payable hereunder in which such participant has an interest. The Borrower authorizes each Bank to disclose to any participant or prospective participant under this Section 14.11 any financial or other information pertaining to the Borrower, subject to Section 14.21 hereof.

     Section 14.12. Assignment Agreements. Each Bank may, from time to time upon at least five Business Days' notice to the Agent and the Borrower, assign to other Persons all or any part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by each Note then owned by such assigning Bank, together with an equivalent proportion of its obligation to make Loans and advances and participate in Letters of Credit and Swing Loans hereunder) pursuant to written agreements in the form attached hereto as Exhibit E executed by such assigning Bank, such assignee Bank or Banks, the Borrower and the Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by each Note which is to be assigned to each such assignee lender and the portion of the Commitments, and obligations to participate in Letters of Credit and Swing Loans, in each case of the assigning Bank to be assumed by such assignee lender (the "Assignment Agreements"); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Bank's Commitments, Loans, Notes and interests in Letters of Credit and Swing Loans; (ii) the aggregate amount of the Revolving Credit Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000; (iii) unless the assigning Bank is assigning all of its Commitments, outstanding Loans and L/C Obligations, each Bank shall maintain for its own account at least $5,000,000 of its Revolving Credit Commitment and the Agent must retain all of the Swing Line Commitment; (iv) the Agent and the Borrower must each consent (which consents shall not be unreasonably withheld) to each such assignment (except that the Borrower's consent shall not be required if such assignment is made after an Event of Default has occurred and is continuing) to a party which is not a Bank at such time except that such consents shall not be required in connection with an assignment by a Bank to a wholly-owned subsidiary or Affiliate of such Bank; and (v) the assigning Bank must pay to the Agent a processing and recordation fee of $3,500 and any out-of-pocket attorney's fees incurred by the Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Bank thereunder, the assignee lender thereunder, the Borrower (if applicable) and the Agent and payment to such assigning Bank by such assignee lender of the purchase price for the portion of the indebtedness of the Borrower being acquired by it, (i) such assignee lender shall thereupon become a "Bank" for all purposes of this Agreement with Commitments (including the related obligations to participate in Letters of Credit and Swing Loans) in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) such assigning Bank shall have no further liability for funding the portion of its Commitments (including the related obligations to participate in Letters of Credit and Swing Loans) assumed by such new assignee Bank and
(iii) the address for notices to such assignee Bank shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrower shall upon request execute and deliver a new Revolving Credit Note to the assignee Bank in the amount of its Revolving Credit Commitment (and a Swing Line Note if such assignee Bank is concurrently with such assignment becoming a new Agent) after giving effect to such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement. Nothing in this Section 14.12 shall prevent or prohibit any Bank which is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank; no such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Bank from its obligations hereunder.

     Section 14.13. Amendments. Any provision of the Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

          (i) no amendment or waiver pursuant to this Section 14.13 shall (A) increase any Commitment of any Bank without the consent of such Bank or (B) forgive, or reduce the amount of, or postpone any fixed date for payment of, any principal of or interest on any Loan or Reimbursement Obligation or any fee payable hereunder without the consent of each Bank or (C) reduce the stated rate at which interest or any fee hereunder is calculated; and

          (ii) no amendment or waiver pursuant to this Section 14.13 shall, unless signed by each Bank, change any provision of Section 8, Section 9.17, Section 10.1(a), Section 11, this Section 14.13, or the definition of Required Banks, or release any Guarantor, or affect the number of Banks required to take any action under the Loan Documents.

     Section 14.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 14.15. Legal Fees, Other Costs and Indemnification. The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation and negotiation of the Loan Documents, including without limitation, the reasonable fees and disbursements of Chapman and Cutler, counsel to the Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, the Agent, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and related expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Agent or a Bank at any time, shall reimburse the Agent or Bank for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

     Section 14.16. Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts or premium trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrower to that Bank or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     Section 14.17. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

     Section 14.18. Governing Law. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

     Section 14.19. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower, the Agent, and each Bank hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to any Loan Document or the transactions contemplated thereby.

     Section 14.20. Confidentiality. Each Bank agrees to maintain in confidence and not to disclose without the Borrower's consent (other than to its employees, affiliates, auditors, counsel or other professional advisors, or to another Bank, each of which shall also be bound by this Section 14.20) any information concerning the Borrower or any Subsidiaries furnished pursuant to this Agreement and not previously disclosed in any filing made by the Borrower with the SEC; provided that any Bank may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any regulatory body having or claiming to have jurisdiction over such Bank, (c) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, or (e) to any prospective or actual participant under Section 14.11 or 14.12 hereof in connection with any contemplated or actual transfer of a participating or other interest in such Bank's rights or obligations hereunder; provided, that (i) such actual or prospective transferee executes an agreement with such Bank containing provisions substantially identical to those contained in this Section 14.20 and
(ii) in the case of any disclosure under subsection (c) above, such Bank shall (to the extent permitted by applicable law) notify the Borrower of such disclosure so that the Borrower may seek an appropriate protective order or waive such Bank's compliance with the provisions of this Section, it being understood that if the Borrower has no right to obtain such a protective order or if the Borrower does not commence procedures to obtain such a protective order within ten Business Days of the receipt of such notice, such Bank's compliance with this Section shall be deemed to have been waived with respect to such disclosure. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Bank and the Borrower (and each employee, representative or other agent of any Bank or the Borrower) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such party relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

     Dated as of July 21, 2003.
                                        Borrower
                                        Arthur J. Gallagher & Co.


                                        By:       /s/  Jack H. Lazzaro
                                           ------------------------------------
                                                     Jack H. Lazzaro
                                                        Treasurer

     Each of the undersigned hereby elects to be a "Guarantor" for all purposes of this Agreement. Each of the undersigned confirms that the representations and warranties set forth in Section 7 hereof are true and correct as to the undersigned as of the date hereof and that each shall comply with all of the covenants set forth in Section 9 hereof to the extent applicable to it. Without limiting the generality of the foregoing, each of the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, this Agreement, including without limitation Section 13 hereof.

                                        Guarantors


                                        Arthur J. Gallagher & Co. (Illinois)
                                        Arthur J. Gallagher & Co. (St. Louis)
                                        Arthur J. Gallagher & Co. of New York,
                                         Inc.
                                        Risk Placement Services, Inc.
                                        Gallagher Bassett Services, Inc.
                                        Arthur J. Gallagher & Co. Insurance
                                         Brokers of California, Inc.
                                        Gallagher Louisiana, Inc.
                                        AJG Financial Services, Inc.
                                        Gallagher Benefit Services, Inc.
                                        AJG Two Pierce, Inc.
                                        John P. Woods Co., Inc.
                                        Gallagher Healthcare Insurance
                                         Services, Inc.


                                        By:       /s/  John C. Rosengren
                                           -------------------------------------
                                                     John C. Rosengren
                                               Vice President of each of the
                                                     foregoing entities


                                        Arthur J. Gallagher of Texas, Inc.


                                        By:     /s/  James J. Braniff, IV
                                           -------------------------------------
                                                    James J. Braniff, IV
                                                          President

Accepted and agreed to as of the day and year last above written.

Address and Amount of Commitments:

Address:                                Harris Trust and Savings Bank, in its
                                         individual capacity as a Bank,
                                         as L/C Issuer and as Agent
Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois  60690                By:       /s/  Derek R. Cook
Attn.: Emerging Majors Illinois            ------------------------------------
Telecopy: (312) 293-4856                              Derek R. Cook
Telephone: (312) 461-3593                             Vice President

Revolving Credit Commitment:  $45,000,000

Swing Line Commitment:  $30,000,000

Lending Offices:

Domestic Rate Loans:

     111 West Monroe Street
     Chicago, Illinois  60690

Eurocurrency Loans:

     Nassau Branch
     c/o 111 West Monroe Street
     Chicago, Illinois  60690

Address and Amount of Commitments:

Address:                                      Citibank, N.A.

Citibank, N.A.
111 Wall Street
24th Floor
New York, NY 10043                            By:   /s/ Christopher J. Soltis
                                                 -------------------------------
Attn.: Christopher Soltis                        Name:  Christopher J. Soltis
                                                      --------------------------
Telecopy: (212) 657-9272                         Title: Vice President
                                                       -------------------------
Telephone: (212) 657-7237


Revolving Credit Commitment:  $35,000,000

Lending Offices:

Domestic Rate Loans:

     2 Penns Way, Suite 110
     New Castle, Delaware 19720
     Attn.: Lee Ocasio
     (312) 894-6065

Eurocurrency Loans:

     2 Penns Way, Suite 110
     New Castle, Delaware 19720
     Attn.: Lee Ocasio
     (312) 894-6065

Address and Amount of Commitments:

Address:                                      LaSalle Bank National Association

LaSalle Bank National Association
135 South LaSalle Street
Suite 1126                                    By:    /s/ Kyle Freimuth
Chicago, Illinois  60603                         -------------------------------
Attn.: Kyle Freimuth                            Name:    Kyle Freimuth
Telecopy: (312) 904-6546                              --------------------------
Telephone: (312) 904-4623                       Title:   Vice President
                                                      --------------------------

Revolving Credit Commitment:  $25,000,000

Lending Offices:

Domestic Rate Loans:

     135 South LaSalle Street
     Suite 1126
     Chicago, Illinois  60603
     Attn.:  Amecia McGrew
     Telephone:  (312) 904-2223

Eurocurrency Loans:

     135 South LaSalle Street
     Suite 1126
     Chicago, Illinois  60603
     Attn.: Amecia McGrew
     Telephone: (312) 904-2223

Address and Amount of Commitments:

Address:                                      Bank of America N.A.

Bank of America N.A.
231 S. LaSalle
Chicago, Illinois  60697                      By:    /s/ Jim V. Miller
Attn.:  Debra Basler                             -------------------------------
Telecopy: (312) 828-3734                         Name:   Jim V. Miller
Telephone: (312) 987-0889                             --------------------------
                                                 Title:  Managing Director
                                                       -------------------------

Revolving Credit Commitment:  $25,000,000

Lending Offices:

Domestic Rate Loans:

     Bank of America N.A.
     1850 Gateway Blvd.
     Concord, California  94520-3282
     Attn.: Eileen Rakish

Eurocurrency Loans:

     Bank of America N.A.
     1850 Gateway Blvd.
     Concord, California  94520-3282
     Attn.: Eileen Rakish
     Telephone: (925) 675-7485
     Fax: (888) 969-9226

Address and Amount of Commitments:

Address:                                      Barclays Bank PLC

Financial Markets Team
1st Floor
54 Lombard Street                             By:    /s/ Rory M. Merchant
London  EC3V 9EX                                 -------------------------------
Attn.: Rory Merchant                            Name:    Rory M. Merchant
Telecopy: (020) 699-2407                              --------------------------
Telephone: (020) 699-3309                       Title:   Relationship Director
                                                      --------------------------

Revolving Credit Commitment:  $25,000,000

Lending Offices:

Domestic Rate Loans:

     ABR Drawings
     Barclays Capital
     Global Services Unit
     222 Broadway
     New York, New York  10038
     Attn.: Monica Mikolajczyk

Eurocurrency Loans:

     Barclays Capital
     Global Services Unit
     5 The North Colonnade
     Canary Wharf
     London  E14 4BB
     Attn.: Graham Smart

Address and Amount of Commitments:

Address:                                      Union Bank of California, N.A.

445 South Figueroa St.
18th Floor
Los Angeles, California  90071                By:     /s/  Christine Davis
Attn.:  Christine Davis                          -------------------------------
Telecopy: (213) 236-7636                                 Christine Davis
Telephone: (213) 236-7283                                Vice President


Revolving Credit Commitment:  $25,000,000

Lending Offices:

Domestic Rate Loans:

     1980 Saturn St.
     Monterey Park, California  91755
     Attn.:  Shirley Davis

Eurocurrency Loans:

     1980 Saturn St.
     Monterey Park, California  91755
     Attn.:  Shirley Davis

Address and Amount of Commitments:

Address:                                      U.S. Bank National Association

777 East Wisconsin Avenue
Mail LOC:  MK-WI-TGCB
Milwaukee, Wisconsin  53202                   By:   /s/ R. Michael Newton
Attn.: Corporate Banking                         -------------------------------
Telecopy: (414) 765-4632                         Name:  R. Michael Newton
Telephone: (414) 765-5027                             --------------------------
                                                 Title: Vice President
                                                       -------------------------

Revolving Credit Commitment:  $20,000,000

Lending Offices:

Domestic Rate Loans:


     ------------------------------
     ------------------------------
     ------------------------------
     Attn.:
           ------------------------

Eurocurrency Loans:


     ------------------------------
     ------------------------------
     ------------------------------
     Attn.:
           ------------------------

Address and Amount of Commitments:

Address:                                      Fifth Third Bank (Chicago),
                                              a Michigan banking corporation
1701 Golf Road
7th Floor, Mail Drop GRLM7B
Rolling Meadows, Illinois  60008              By:   /s/ Richard F. Wokoun
Attn.:  Richard F. Wokoun                        -------------------------------
Telecopy:  (847) 354-7148                        Name:  Richard F. Wokoun
Telephone: (847) 354-7130                             --------------------------
                                                 Title: Vice President
                                                       -------------------------

Revolving Credit Commitment:  $20,000,000

Lending Offices:

Domestic Rate Loans:

     1701 Golf Road
     7th Floor, Mail Drop GRLM7B
     Rolling Meadows, Illinois  60008
     Attn.:  Kim Coons
     Title:  Account Coordinator
     Telecopy: (847) 354-7126
     Telephone: (847) 354-7130

Eurocurrency Loans:

     1701 Golf Road
     7th Floor, Mail Drop GRLM7B
     Rolling Meadows, Illinois  60008
     Attn.:  Kim Coons
     Title:  Account Coordinator
     Telecopy: (847) 354-7126
     Telephone: (847) 354-7130

Address and Amount of Commitments:

Address:                                      Comerica Bank


Comerica Bank
500 Wooward Ave. -- M.C. 3269
Detroit, MI 48226
                                              By: /s/ Felicia M. Maxwell
                                                 -------------------------------
Attn.: Beverly V. Jones                          Name: Felicia M. Maxwell
      -----------------------------                   --------------------------
Telecopy: (313) 222-5516                         Title: Assistant Vice President
                -------------------                    -------------------------
Telephone: (313) 222-3805
                -------------------


Revolving Credit Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:

     Same as above
     -------------

     ------------------------------
     ------------------------------
     Attn.:
           ------------------------

Eurocurrency Loans:


     Same as above
     -------------
     ------------------------------
     ------------------------------
     ------------------------------
     Attn.:
           ------------------------

Address and Amount of Commitments:

Address:                                      PNC Bank, NA

PNC Bank, NA
One PNC Plaza, 2nd Floor
249 Fifth Avenue                              By:     /s/  Hana M. Deiter
Pittsburgh, Pennsylvania  15222                  -------------------------------
Attn.:  Hana Deiter                                      Hana M. Deiter
Telecopy: (412) 762-6484                                 Vice President
Telephone: (412) 762-8865

Revolving Credit Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:

     PNC Firstside Center
     500 First Avenue
     Pittsburgh, Pennsylvania  15219
     Attn.: April Atwater

Eurocurrency Loans:

     One PNC Plaza, 9th Floor
     249 Fifth Avenue
     Pittsburgh, Pennsylvania  15222
     Attn.: Walter Ikamba, Aaron Buchewicz

                                    Exhibit A

                            Notice of Payment Request

[Name of Bank]                                                            [Date]
[Address]

Attention:

     Reference is made to the Credit Agreement, dated as of July 21, 2003 among Arthur J. Gallagher & Co., the Banks named therein, and Harris Trust and Savings Bank, as Agent (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower, ____________, has failed to pay its Reimbursement Obligation in the amount of $_________________. Your Bank's Percentage of the unpaid Reimbursement Obligation is $____________] or [The L/C Issuer has been required to return a payment by the Borrower, ____________, of a Reimbursement Obligation in the amount of $______________. Your Bank's Percentage of the returned Reimbursement Obligations is $______________.]

                                        Very truly yours,


                                        ---------------------------------------,
                                                     as L/C Issuer


                                        By:
                                           -------------------------------------
                                           Its:
                                               ---------------------------------

                                    Exhibit B

                              Revolving Credit Note

                                                                   July 21, 2003

     For Value Received, the undersigned, Arthur J. Gallagher & Co., a Delaware corporation (the "Borrower"), promises to pay to the order of __________________ (the "Bank") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, in Chicago, Illinois, the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Revolving Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Revolving Loan is a Domestic Rate Loan or a Eurocurrency Loan, and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Revolving Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Notes referred to in the Credit Agreement dated as of even date herewith, among the Borrower, Harris Trust and Savings Bank, individually and as Agent, and the banks from time to time party thereto (said Credit Agreement, as amended, modified or restated from time to time, being referred to herein as the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

     Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     The Borrower hereby promises to pay all reasonable costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor, all as more particularly provided in the Credit Agreement. The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder except as expressly provided in the Credit Agreement.

                                              Arthur J. Gallagher & Co.


                                              By:     /s/  Jack H. Lazzaro
                                                 -------------------------------
                                                         Jack H. Lazzaro
                                              Its:          Treasurer

                                    Exhibit C

                                 Swing Line Note

$30,000,000.00                                                     July 21, 2003

     On the Termination Date, for value received, the undersigned, Arthur J. Gallagher & Co., a Delaware corporation (the "Borrower"), promises to pay to the order of Harris Trust and Savings Bank (the "Bank"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) Thirty Million and 00/100 Dollars ($30,000,000.00), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Swing Loans owing from the Borrower to the Bank under the Swing Line Commitment provided for in the Credit Agreement hereinafter mentioned.

     This Note evidences Swing Loans made and to be made to the Borrower by the Bank under the Swing Line Commitment provided for under that certain Credit Agreement dated as of even date herewith among the Borrower, Harris Trust and Savings Bank, individually and as Agent, and the banks from time to time party thereto (said Credit Agreement, as amended, modified or restated from time to time, being referred to herein as the "Credit Agreement"), and the Borrower hereby promises to pay interest at the office specified above on each Swing Loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

     Each Swing Loan made under the Swing Line Commitment provided for in the Credit Agreement by the Bank to the Borrower against this Note, any repayment of principal hereon and the interest rates applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Bank shall be prima facie evidence of the unpaid balance of this Note and the interest rates applicable thereto.

     This Note is issued by the Borrower under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity as specified in the Credit Agreement, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

     This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

     The Borrower hereby promises to pay all reasonable costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor, all as more particularly provided in the Credit Agreement. The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder except as expressly provided in the Credit Agreement.

                                              Arthur J. Gallagher & Co.


                                              By:     /s/  Jack H. Lazzaro
                                                 -------------------------------
                                                         Jack H. Lazzaro
                                              Its:          Treasurer

                                    Exhibit D

                             Compliance Certificate

     This Compliance Certificate is furnished to Harris Trust and Savings Bank as Agent pursuant to the Credit Agreement, dated as of July 21, 2003 among Arthur J. Gallagher & Co., the Banks signatory thereto and Harris Trust and Savings Bank, as Agent (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     The Undersigned hereby certifies that:

          1.  I am the duly elected _____________________________________ of the
     Borrower;

          2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the financial condition of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

          4. The financial statements required by Section 9.4 of the Credit Agreement and being furnished to you concurrently with this certificate are, to the best of my knowledge, fairly present in all material respects the consolidated financial conditions of the Borrower and its Subsidiaries as of the dates and for the periods covered thereby; and

          5. The Attachment hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

     The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 20___.


                                              ----------------------------------
                                              ----------------------, ----------
                                              (Type or Print Name)     (Title)

                      Attachment to Compliance Certificate
                           Arthur J. Gallagher & Co.

                  Compliance Calculations for Credit Agreement
                            Dated as of July 21, 2003
                     Calculations as of _____________, 20___
                                     ($000)

================================================================================

A. Net Worth (Section 9.6)

   1.  Net Worth as defined                                        $  __________

   2.  Base Net Worth as prescribed                                $     400,000

   3.  40% Cumulative positive consolidated quarterly
       Net Income (commencing with fiscal quarter ending 9/30/03)  $  __________

   4.  Minimum Net Worth required as of this date
       (line A2 + A3)                                              $  __________

   5.  Borrower is in compliance?  (Line A1 >= line A4)                   Yes/No
                                                                          ======

B. Cash Flow Leverage Ratio (Section 9.7)

   1.  Indebtedness representing borrowed money
       (excluding non-recourse debt)                               $  __________

   2.  Capitalized Lease Obligations                               $  __________

   3.  Guarantees                                                  $  __________

   4.  Letters of Credit                                           $  __________

   5.  All other obligations defined as Funded Debt                $  __________

   6.  Total Funded Debt (sum of lines B1 through B5)              $  __________

   7.  Excess Cash as defined                                      $  __________

   8.  Line B6 minus line B7                                       $  __________

   9.  Net Income as defined                                       $  __________

   10. Amounts deducted in arriving at Net Income in respect to

       (a) Interest Expense as defined                             $  __________

       (b) Federal, state and local income tax expense             $  __________

       (c) Depreciation of fixed assets and amortization
           of intangible assets                                    $  __________

   11. Sum of lines B9, B10(a), B10(b) and B10(c) ("EBITDA")       $  __________

   12. Adjusted Cash Flow Leverage Ratio (ratio of
        line B8 to line B11)                                          _______: 1

   13. Adjusted Cash Flow Leverage Ratio allowed as of this date        2.00 : 1

   14. Borrower is in compliance?  (Circle yes or no)                     Yes/No
                                                                          ======

C. Interest Coverage Ratio (Section 9.8)

   1.  Net Income as defined                                       $  __________

   2.  Amounts deducted in arriving at Net Income in respect to

       (a) Interest Expense as defined                             $  __________

       (b) Federal, state and local income tax expense             $  __________

   3.  Sum of lines C1, C2(a) and C2(b) ("EBIT")                   $  __________

   4.  Interest Expense as defined                                 $  __________

   5.  Interest Coverage Ratio (ratio of line C3 to line C4)          ____ : 1.0

   6.  Interest Coverage Ratio allowed as of this date                4.00 : 1.0

   7.  Borrower is in compliance?  (Circle yes or no)                     Yes/No
                                                                          ======

                                    Exhibit E

                            Assignment and Acceptance

                          Dated _____________, 20_____

     Reference is made to the Credit Agreement dated as of July 21, 2003 (the "Credit Agreement") among Arthur J. Gallagher & Co., the Banks and Harris Trust and Savings Bank, as Agent for the Banks. Terms defined in the Credit Agreement are used herein with the same meaning.

     _____________________________________________________ (the "Assignor") and
_________________________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Revolving Credit Commitment as in effect on the Effective Date and the Revolving Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligations and Swing Loans, if any.

     2. The Assignor (i) represents and warrants that as of the date hereof (A) its Revolving Credit Commitment is $____________, (B) the aggregate outstanding principal amount of Revolving Loans made by it under the Credit Agreement that have not been repaid is $____________ and a description of the interest rates and interest periods for such Revolving Loans is attached as Schedule I hereto,
(C) the aggregate principal amount of Assignor's outstanding L/C Obligations is $___________ and (D) the aggregate amount of Assignor's participations (whether or not funded) in outstanding Swing Loans is $___________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Banks pursuant to Section 9.4(a) and Section 9.4(b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

     4. As consideration for the assignment and sale contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $________________*. It is understood that facility and/or Letter of Credit fees accrued to the date hereof with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     5. The effective date for this Assignment and Acceptance shall be _____________, 20___ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Borrower for its acceptance, to the extent required by the Credit Agreement, and to the Agent for acceptance and recording by the Agent.

     6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     8. In accordance with Section 14.12 of the Credit Agreement, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver to the Assignee a Revolving Credit Note payable to the Assignee to reflect its Revolving Credit Commitment after giving effect to the assignment hereunder.

 ----------

* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

     9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                        [Assignor]


                                        By:
                                           -------------------------------------
                                           Title:

                                        [Assignee]


                                        By:
                                           -------------------------------------
                                           Title:

                                        Lending   Office  (and address for
                                        notices):
                                        ----------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------

                                        LIBOR Funding Office:
                                        ----------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------

Accepted and consented this
____ day of ___________, ____

Arthur J. Gallagher & Co.

By:
   -------------------------------------
Title:
      ----------------------------------

Accepted and consented to by the Agent this _______ day of ___________, ____


[Agent]

By:
   -------------------------------------
Title:
      ----------------------------------

                                   Schedule I
                                       to
                            Assignment and Acceptance

                         Type of         Interest         Last Day of
Principal Amount     Revolving Loan        Rate         Interest Period

                                    Exhibit F

                         Additional Guarantor Supplement

                                                           ______________, 200__

Harris  Trust  And  Savings  Bank,  as
Agent  for the Banks  named  in the
Credit  Agreement  dated  as of July 21,
2003, among Arthur J. Gallagher & Co., as Borrower, the Guarantors referred to therein, the Banks from time to time party thereto, and the
Administrative Agent (the "Credit
Agreement")

Ladies and Gentlemen:

     Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

     The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a "Guarantor" for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in
Section 7 of the Credit Agreement are true and correct as to the undersigned as of the date hereof and the undersigned shall comply with each of the covenants set forth in Section 9 of the Credit Agreement applicable to it.

     Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation
Section 13 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

     The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery to the Agent, and it shall not be necessary for the Agent or any Bank to execute this Agreement or any other acceptance hereof. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                                        Very truly yours,

                                        [Name of Guarantor]


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                --------------------------------

                                 Schedule 1.2(a)

                           Existing Letters of Credit

                  Stated
  Letter of      Maturity
Credit Number      Date        Stated Amount              Beneficiary
-------------    ---------    ---------------    -------------------------------
SPL 34032         10/1/03     $     5,196,342    Hartford Fire Insurance Company

SPL 37047         6/30/04           1,000,000    MacQuarie Bank Limited
                               (Australian
                                  Dollars)

SPL 37312        11/22/03     $     4,379,608    IL Dept. of Natural Resources

SPL 37331         1/28/04     $     4,100,000    The Chase Manhattan Bank

90003865          9/17/03     $    180,373.48    Massachusetts Mutual Life
                                                 Insurance Co.

90008505          2/22/04     $    400,000.00    Suntrust Bank

90005151          3/12/04     $    500,000.00    Freemont Investment and Loan

90005969          10/8/03     $  5,000,000.00    First Union National Bank

90009347         11/21/03     $  2,050,000.00    Colonial Bank

90009511         12/10/03     $  2,000,000.00    Wachovia Bank NA

90009578         12/30/03     $  3,200,000.00    Artex Insurance Company Ltd.

90003909          9/20/03     $  3,000,000.00    Teachers Insurance and Annuity

90004173         11/20/03     $ 12,575,466.80    First Union National Bank

90006512          9/26/03     $  1,433,124.00    Legion Insurance Co.

90006762         10/31/03     $    130,000.00    Trip Insurance Co. Ltd.

9000991           3/5/04      $  2,000,000.00    Cooperative Centrale Raiffeisen

                                  Schedule 7.2

                              Existing Subsidiaries

     Those companies which are indented represent Subsidiaries of the corporation under which they are indented. Except for directors' qualifying shares, 100% of the Voting Stock of each of the Subsidiaries listed below, other than those indicated by footnote, is owned of record or beneficially by its indicated parent.1 Direct Material Wholly-Owned Domestic Subsidiaries appear in bold-faced type.

                                                                State or Other
                                                               Jurisdiction  of
       Name                                                     Incorporation

Arthur J. Gallagher & Co.                                          Delaware

   Arthur J. Gallagher & Co. (Illinois)                            Illinois

      Arthur J. Gallagher & Co. of Oklahoma, Inc.                  Oklahoma

      Arthur J. Gallagher Risk Management Services, Inc.           Illinois

         Arthur J. Gallagher & Co. of Wisconsin, Inc.              Wisconsin

         Arthur J. Gallagher & Co. of Pennsylvania, Inc.         Pennsylvania

         Gallagher Captive Services, Inc.                          Delaware

   Arthur J. Gallagher & Co.--Chicago Metro                        Illinois

   Arthur J. Gallagher & Co. (St. Louis)                           Delaware

   Gallagher Holt, Inc.                                              Texas

      Arthur J. Gallagher, Inc.                                      Texas

   Arthur J Gallagher of Texas, Inc.                                 Texas

   Arthur J. Gallagher & Co. (Florida)                              Florida

   Arthur J. Gallagher & Co. of New York, Inc.                     New York

      Colonial Alternative Risk Services, Inc.                     New York

   Arthur J. Gallagher & Co. Ohio Agency, Inc.                       Ohio

   Risk Placement Services, Inc.                                   Illinois

      Risk Placement Services of Texas, Inc.                         Texas

--------

 1  Gallagher conducts some of its operations under the following names:
Gallagher Bassett Information Services; Gallagher Risk Management Services; Pacific Atlantic Administrators; The Boston Insurance Center; Gallagher Heffernan; Broussard, Bush & Hurst; Henley, Williams & Associates; Bryce Insurance; CMC Claims Management Corporation; Gallagher Byerly, Inc.; Innovative Risk Services, Inc.; and International Special Risk Services, Inc.

      Risk Placement Services of Arkansas, Inc.                    Arkansas

      Risk Placement Insurance Services of Massachusetts,
       Inc.                                                     Massachusetts

      Risk Placement Services of Louisiana, Inc.                  Louisiana

      Risk Placement Services of Pennsylvania, Inc.              Pennsylvania

   Arthur J. Gallagher & Co.--Greenville                        South Carolina

   Arthur J. Gallagher and Co. of Massachusetts, Inc.            Massachusetts

      Gallagher Insurance Advisors, Inc.                         Massachusetts

   Arthur J. Gallagher & Co. of Rhode Island, Inc.               Rhode Island

   Arthur J. Gallagher International, Inc.                         Delaware

   Arthur J. Gallagher & Co. (Bermuda) Limited                      Bermuda

      Arthur J. Gallagher Intermediaries (Bermuda) Limited          Bermuda

      Arthur J. Gallagher Management (Bermuda) Limited              Bermuda

      Gallagher Captive Services (Cayman) Limited               Cayman Islands

      Scholastic Risk Services Limited                              Bermuda

      Artex Insurance Company Ltd. 2                               Bermuda

      Artex Underwriting Managers Ltd.                             Bermuda

   Protected Insurance Company                                     Bermuda

   Arthur J. Gallagher & Co.--Little Rock                         Arkansas

   Arthur J. Gallagher & Co. of Georgia, Inc.                      Georgia

   Arthur J. Gallagher (UK) Limited                                England

      Risk Management Partners Ltd. 3                              England

      John Plumer & Company Limited                                England

      Morgan Insurance Services Limited                            England

      MRS Holdings Limited                                         England

         Morgan Read & Sharman Limited                             England

      Arthur J. Gallagher Asia Pte Ltd 4                          Singapore

----------

 2  76% of the Common Stock of this subsidiary is owned by two third parties.

 3 50% of the Common Stock of each of these subsidiaries is owned by an unrelated party.

 4  30% of the Common Stock of this subsidiary is owned by a third party.

      Arthur J. Gallagher Asia Limited                             Hong Kong

   Gallagher Bassett Services, Inc.                                Delaware

      Gallagher Bassett of New York, Inc.                          New York

      Gallagher Bassett International Ltd.                         Delaware

      Gallagher Bassett International Ltd. (UK)                     England

      Gallagher Bassett Canada Inc.                                 Canada

      Gallagher Benefit Administrators, Inc.                       Illinois

      Gallagher Bassett Investigative Services, Inc.               Delaware

      Wyatt Gallagher Bassett Pty Ltd./3/                           Australia

         Gallagher Bassett Australia Pty Ltd.                      Australia

         Wyatt Gallagher Bassett (NSW) Pty Ltd.                    Australia

         Wyatt Group (PNG) Pty Ltd.                               New Guinea

   Gallagher Bassett International S.A.                             France

   Arthur J. Gallagher & Co. Insurance Brokers of
    California, Inc.                                              California

      Charity First Insurance Services, Inc.                      California

   Arthur J. Gallagher & Co. of Connecticut, Inc.                 Connecticut

      Craig M. Ferguson & Co., Inc.                               Connecticut

         C.W. Excess Incoporated                                   New York

   Arthur J. Gallagher Intermediaries, Inc.                        New York

   Arthur J. Gallagher & Co.--Denver                               Colorado

   Arthur J. Gallagher & Co. of Michigan, Inc.                     Michigan

   Arthur J. Gallagher & Co. of Washington, Inc.                  Washington

   Gallagher Louisiana, Inc.                                       Louisiana

      Arthur J. Gallagher of Louisiana, Inc.                       Louisiana

   Arthur J. Gallagher & Co. of Mississippi, Inc.                 Mississippi

   Arthur J. Gallagher & Co.--Kansas City, Inc.                    Missouri

      IMC Insurance Management Corporation                         Missouri

         IMC Services Corporation                                  Missouri

   Arthur J. Gallagher & Co. of New Jersey, Inc.                  New Jersey

   Arthur J. Gallagher & Co. Ohio Life Agency, Inc.                  Ohio

   Gallagher Pipino, Inc.                                            Ohio

   Arthur J. Gallagher & Co. of Minnesota, Inc.                    Minnesota

   Risk Placement Services of Arizona, Inc.                         Arizona

   AJG Financial Services, Inc.                                    Delaware

      AJG Capital, Inc. 5                                          Illinois

      AJG Investments, Inc.                                        Delaware

      AJG Premium Finance, Inc.                                    Illinois

      AJG Coal, Inc.                                               Delaware

   Lamberson Koster & Company                                     California

   Arthur J. Gallagher & Co. of Tennessee, Inc.                    Tennessee

   Arthur J. Gallagher & Co. of Kentucky, Inc.                     Kentucky

   Gallagher Benefit Services, Inc.                                Delaware

      Gallagher Benefit Services of Michigan, Inc.                 Michigan

      Gallagher Benefit Services of the Carolinas, Inc.         North Carolina

      Gallagher Benefit Services of Colorado, Inc.                 Colorado

      Gallagher Benefit Services of Kansas City, Inc.              Delaware

      Gallagher Benefit Services of New York, Inc.                 New York

      Gallagher Benefit Services of Texas, Inc.                      Texas

      Gallagher Benefit Services of Washington, D.C.               Delaware

      GBS Retirement Services, Inc.                                New York

      Gallagher Benefit Services of Alabama                         Alabama

      GBS Insurance and Financial Services                         Delaware

   Gallagher Loss Control Services, Inc.                           Tennessee

   Arthur J. Gallagher Service Company                             Delaware

   Arthur J. Gallagher Australasia Pty Ltd.                        Australia

      Arthur J. Gallagher Professional Services
       Australasia Pty Ltd                                         Australia

      Arthur J. Gallagher Reinsurance Australasia Pty Ltd          Australia

   AJG Two Pierce, Inc.                                            Delaware

   John P. Woods Co., Inc.                                         Delaware

----------
 5   10% of the Common Stock of this subsidiary is owned by an unrelated party.

   Gallagher Healthcare Insurance Services, Inc.                     Texas

      Gallagher Healthcare Insurance Services of
       Kansas City, LLC 6                                           Missouri

   Specialty Catastrophe Services, Inc.                           New Jersey

   Manning & Smith Insurance, Inc.                                  Kansas

   Arthur J. Gallagher & Co. of Iowa, Inc.                           Iowa

----------
 6  49% of the Common Stock of this subsidiary is owned by a third party.